===============================================================================


                                CREDIT AGREEMENT

                                      among

                        GENCO SHIPPING & TRADING LIMITED,

                                VARIOUS LENDERS,


                       DNB NOR BANK ASA, NEW YORK BRANCH,

                  as Administrative Agent and Collateral Agent

                    NORDEA BANK FINLAND PLC, NEW YORK BRANCH

                                       and

                          CITIBANK GLOBAL MARKETS LTD.

                             as Joint Book Runners,

                                       and

                       DNB NOR BANK ASA, NEW YORK BRANCH,

                    NORDEA BANK FINLAND PLC, NEW YORK BRANCH


                                       and

                          CITIBANK GLOBAL MARKETS LTD.




                             as Joint Lead Arrangers





                       ----------------------------------

                            Dated as of July 15, 2005

                       ----------------------------------


================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


SECTION 1.  Amount and Terms of Credit Facilities............................1

      1.01  The Commitments..................................................1
      1.02  Minimum Amount of Each Borrowing; Limitation on Number of
            Borrowings.......................................................1
      1.03  Notice of Borrowing..............................................2
      1.04  Disbursement of Funds............................................2
      1.05  Notes............................................................3
      1.06  Pro Rata Borrowings..............................................3
      1.07  Interest.........................................................4
      1.08  Interest Periods.................................................4
      1.09  Increased Costs, Illegality, etc.................................5
      1.10  Compensation.....................................................8
      1.11  Change of Lending Office.........................................8
      1.12  Replacement of Lenders...........................................8

SECTION 2.  Letters of Credit................................................9

      2.01  Letters of Credit................................................9
      2.02  Letter of Credit Requests; Minimum Stated Amount................10
      2.03  Letter of Credit Participations.................................11
      2.04  Agreement to Repay Letter of Credit Drawings....................13
      2.05  Increased Costs.................................................14

SECTION 3.  Commitment Commission; Reductions of Commitment.................14

      3.01  Commitment Commission; Fees.....................................14
      3.02  Voluntary Termination of Unutilized Commitments.................15
      3.03  Mandatory Reduction of Commitments..............................16

SECTION 4.  Prepayments; Payments; Taxes....................................16

      4.01  Voluntary Prepayments...........................................16
      4.02  Mandatory Repayments............................................17
      4.03  Method and Place of Payment.....................................18
      4.04  Net Payments; Taxes.............................................18

SECTION 5.  Conditions Precedent to the Initial Borrowing Date..............19

      5.01  Initial Borrowing Date; Notes...................................20
      5.02  Pro forma Balance Sheets........................................20
      5.03  Opinions of Counsel.............................................20
      5.04  Corporate Documents; Proceedings; etc...........................20
      5.05  Initial Public Offering.........................................21
      5.06  Appraisals......................................................21
      5.07  Subsidiaries Guaranty...........................................21

                                       (i)

      5.08  Pledge and Security Agreement...................................21
      5.09  Control Agreement...............................................21
      5.10  Solvency Certificate............................................21
      5.11  Approvals.......................................................22
      5.12  Assignments of Earnings, Insurances and Charter.................22
      5.13  Mortgages.......................................................23
      5.14  Certificates of Ownership; Searches; Class Certificates; Appraisal
            Reports; Mortgages..............................................23
      5.15  Litigation......................................................23
      5.16  Material Adverse Effect.........................................24
      5.17  Environmental Laws..............................................24
      5.18  Fees............................................................24
      5.19  No Conflicts....................................................24
      5.20  Management and Service Agreements...............................24
      5.21  Refinancing; Indebtedness.......................................24

SECTION 6.  Conditions Precedent to each Credit Event.......................25

      6.01  Conditions Precedent to all Credit Events.......................25
      6.02  Conditions Precedent to all Vessel Acquisition Loans............25

SECTION 7.  Representations, Warranties and Agreements......................29

      7.01  Corporate/Limited Liability Company/Limited Partnership Status..30
      7.02  Corporate Power and Authority...................................30
      7.03  No Violation....................................................30
      7.04  Governmental Approvals..........................................30
      7.05  Financial Statements; Financial Condition; Undisclosed
            Liabilities.....................................................31
      7.06  Litigation......................................................32
      7.07  True and Complete Disclosure....................................32
      7.08  Use of Proceeds; Margin Regulations.............................32
      7.09  Tax Returns and Payments........................................32
      7.10  Compliance with ERISA...........................................33
      7.11  The Security Documents..........................................34
      7.12  Representations and Warranties in Documents.....................34
      7.13  Subsidiaries....................................................34
      7.14  Compliance with Statutes, etc...................................34
      7.15  Investment Company Act..........................................35
      7.16  Public Utility Holding Company Act..............................35
      7.17  Pollution and Other Regulations.................................35
      7.18  Labor Relations.................................................35
      7.19  Patents, Licenses, Franchises and Formulas......................36
      7.20  Indebtedness....................................................36
      7.21  Insurance.......................................................36
      7.22  Concerning the Mortgaged Vessels................................36
      7.23  Citizenship.....................................................36
      7.24  Vessel Classification...........................................36
      7.25  No Immunity.....................................................37


                                      (ii)

      7.26  Fees and Enforcement............................................37
      7.27  Form of Documentation...........................................37
      7.28  Vessel Acquisitions.............................................37

SECTION 8.  Affirmative Covenants...........................................37

      8.01  Information Covenants...........................................38
      8.02  Books, Records and Inspections..................................40
      8.03  Maintenance of Property; Insurance; Mortgagee Interest Insurance41
      8.04  Corporate Franchises............................................41
      8.05  Compliance with Statutes, etc...................................41
      8.06  Compliance with Environmental Laws..............................42
      8.07  ERISA...........................................................42
      8.08  End of Fiscal Years; Fiscal Quarters............................44
      8.09  Performance of Obligations......................................44
      8.10  Payment of Taxes................................................44
      8.11  Further Assurances..............................................44
      8.12  Deposit of Earnings.............................................45
      8.13  Ownership of Subsidiaries.......................................45
      8.14  Flag of Mortgaged Vessels; Vessel Classifications...............45
      8.15  Consent to Assignment of Charters...............................45
      8.16  Age of Additional Vessels.......................................46
      8.17  Existing Credit Agreement.......................................46

SECTION 9.  Negative Covenants..............................................46

      9.01  Liens...........................................................46
      9.02  Consolidation, Merger, Sale of Assets, etc......................47
      9.03  Dividends.......................................................49
      9.04  Indebtedness....................................................49
      9.05  Advances, Investments and Loans.................................50
      9.06  Transactions with Affiliates....................................51
      9.07  Consolidated Interest Coverage Ratio............................51
      9.08  Maximum Leverage Ratio..........................................51
      9.09  Collateral Maintenance..........................................51
      9.10  Minimum Cash Balance............................................52
      9.11  Minimum Consolidated Net Worth..................................52
      9.12  Limitation on Modifications of Certificate of Incorporation
              and By-Laws; etc..............................................52
      9.13  Limitation on Certain Restrictions on Subsidiaries..............52
      9.14  Limitation on Issuance of Capital Stock.........................53
      9.15  Business........................................................53
      9.16  Bank Accounts...................................................53

SECTION 10. Events of Default...............................................54

      10.01 Payments........................................................54
      10.02 Representations, etc............................................54
      10.03 Covenants.......................................................54


                                     (iii)

      10.04 Default Under Other Agreements..................................54
      10.05 Bankruptcy, etc.................................................54
      10.06 ERISA...........................................................55
      10.07 Security Documents..............................................55
      10.08 Guaranty........................................................56
      10.09 Judgments.......................................................56
      10.10 Change of Control...............................................56

SECTION 11. Definitions and Accounting Terms................................57

      11.01 Defined Terms...................................................57

SECTION 12. Agency and Security Trustee Provisions..........................77

      12.01 Appointment.....................................................77
      12.02 Nature of Duties................................................78
      12.03 Lack of Reliance on the Agents..................................78
      12.04 Certain Rights of the Agents....................................78
      12.05 Reliance........................................................79
      12.06 Indemnification.................................................79
      12.07 The Administrative Agent in its Individual Capacity.............79
      12.08 Holders.........................................................79
      12.09 Resignation by the Administrative Agent.........................80

SECTION 13. Miscellaneous...................................................80

      13.01 Payment of Expenses, etc........................................80
      13.02 Right of Setoff.................................................81
      13.03 Notices.........................................................82
      13.04 Benefit of Agreement............................................82
      13.05 No Waiver; Remedies Cumulative..................................83
      13.06 Payments Pro Rata...............................................84
      13.07 Calculations; Computations......................................84
      13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
              JURY TRIAL....................................................85
      13.09 Counterparts....................................................86
      13.10 Effectiveness...................................................86
      13.11 Headings Descriptive............................................86
      13.12 Amendment or Waiver; etc........................................86
      13.13 Survival........................................................87
      13.14 Domicile of Loans...............................................88
      13.15 Limitation on Additional Amounts, etc...........................88
      13.16 Confidentiality.................................................88
      13.17 Register........................................................89
      13.18 Judgment Currency...............................................89
      13.19 Language........................................................90
      13.20 Waiver of Immunity..............................................90
      13.21 USA PATRIOT Act Notice..........................................90


                                      (iv)

SCHEDULE I..      -     Commitments
SCHEDULE II.      -     Lender Addresses
SCHEDULE III      -     Mortgaged Vessels
SCHEDULE IV.      -     Indebtedness
SCHEDULE V..      -     Insurance
SCHEDULE VI.      -     ERISA
SCHEDULE VII      -     Subsidiaries
SCHEDULE VIII     -     Approved Classification Societies

EXHIBIT A         -     Form of Notice of Borrowing
EXHIBIT B         -     Form of Note
EXHIBIT C-1       -     Form of Opinion of Seward & Kissel LLP, New York and
                        Marshall Islands counsel to the Borrower and its
                        Subsidiaries
EXHIBIT C-2       -     Form of Opinion of Constantine P. Georgiopoulos, New
                        York maritime counsel to Borrower and its Subsidiaries
EXHIBIT C-3       -     Form of Opinion of Johnson Stokes & Master, Hong Kong
                        counsel to the Administrative Agent
EXHIBIT D         -     Form of Officer's Certificate
EXHIBIT E               Form of Guaranty
EXHIBIT F         -     Form of Pledge Agreement
EXHIBIT G         -     Form of Solvency Certificate
EXHIBIT H-1       -     Form of Assignment of Earnings
EXHIBIT H-2       -     Form of Assignment of Insurances
EXHIBIT I         -     Form of Compliance Certificate
EXHIBIT J         -     Form of Subordination Provisions
EXHIBIT K         -     Form of Assignment and Assumption Agreement
EXHIBIT L-1       -     Form of Hong Kong Vessel Mortgage
EXHIBIT L-2       -     Form of Marshall Islands Vessel Mortgage
EXHIBIT M         -     Form of Letter of Credit Request


                                      (v)

            CREDIT AGREEMENT, dated as of July 15, 2005, among GENCO SHIPPING & TRADING LIMITED, a corporation organized under the laws of the Republic of Marshall Islands (the "Borrower"), the Lenders party hereto from time to time, DnB NOR BANK ASA, NEW YORK BRANCH ("DnB"), NORDEA BANK FINLAND PLC, NEW YORK BRANCH ("NBF") and CITIBANK GLOBAL MARKETS LTD. as Joint Lead Arrangers ("Citibank" and together with DnB and NBF, the "Lead Arrangers"), NORDEA BANK FINLAND PLC, NEW YORK BRANCH and CITIBANK GLOBAL MARKETS LTD. as Joint Book Runners and DnB NOR BANK ASA, NEW YORK BRANCH, as Administrative Agent (in such capacity, the "Administrative Agent") and as Collateral Agent under the Security Documents (in such capacity, the "Collateral Agent"). All capitalized terms used herein and defined in Section 11 are used herein as therein defined.

                              W I T N E S S E T H:
                               - - - - - - - - - -


            WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1.  Amount and Terms of Credit Facilities.
                        --------------------------------------

            1.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Lender with a Commitment severally agrees to make at any time on or after the Initial Borrowing Date and prior to the Maturity Date a revolving loan or revolving loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, which Loans (i) shall bear interest in accordance with
Section 1.07, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Lender at any time that aggregate principal amount outstanding which, when added to the amount of such Lender's Percentage of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Loans) at such time, equals the Commitment of such Lender at such time and (v) shall not exceed for all Lenders at any time that aggregate principal amount outstanding which, when added to the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Loans) at such time, equals the Total Commitment at such time; provided that, (x) if the Total Commitment equals $550,000,000, the aggregate amount of Loans and Letters of Credit incurred on the Initial Borrowing Date shall not exceed $37,000,000 and (y) if the Total Commitment equals $450,000,000, the aggregate amount of Loans and Letters of Credit incurred on the Initial Borrowing Date shall not exceed $107,000,000.

            1.02 Minimum Amount of Each Borrowing; Limitation on Number of Borrowings. (a) The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount.

            (b) More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than six Borrowings of Loans subject to different Interest Periods in the aggregate at any time.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Administrative Agent at its Notice Office at least two Business Days' prior written notice of each Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 4:00 P.M. (New York time). Each such written notice (each a "Notice of Borrowing"), except as otherwise expressly provided in
Section 1.09, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the initial Interest Period to be applicable thereto, (iv) the use of the proceeds of the Loans made pursuant to such Borrowing, and (v) to which account the proceeds of such Loans are to be deposited. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) Without in any way limiting the obligation of the Borrower to deliver a written Notice of Borrowing in accordance with Section 1.03(a), the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of Notice of Borrowing. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing of Loans, absent manifest error.

            1.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion of each such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent and the Administrative Agent will make available to the Borrower (prior to 1:00 P.M. (New York Time) on such day to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York Time) on such day) at the Payment Office, in the account specified in the applicable Notice of Borrowing, the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to
Section 1.07.

            1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall, if requested by such Lender, be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

            (b) Each Note shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or, in the case of Notes issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Commitment of such Lender on the Initial Borrowing Date (or, in the case of Notes issued after the Initial Borrowing Date, be in a stated principal amount equal to the Commitment of such Lender on the date of the issuance thereof) and be payable in the principal amount of the Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 1.07, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and
4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

            (d) Notwithstanding anything to the contrary contained above in this
Section 1.05 or elsewhere in this Agreement, Notes shall be delivered only to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Credit Documents. Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (c). At any time (including, without limitation, to replace any Note that has been destroyed or lost) when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to such Lender the requested Note in the appropriate amount or amounts to evidence such Loans provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower and such requesting Lender, and duly executed by such requesting Lender.

            1.06 Pro Rata Borrowings. All Borrowings of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make

Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

            1.07 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrower until such Loan is paid in full at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

            (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 2% per annum in excess of the rate then borne by such Loans (or, if such overdue amount is not interest or principal in respect of a Loan, 2.50% per annum in excess of the Base Rate as in effect from time to time), in each case with such interest to be payable on demand.

            (c) Accrued and unpaid interest shall be payable in respect of each Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (d) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the Loans to be made pursuant to the applicable Borrowing and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.08 Interest Periods. At the time the Borrower gives any Notice of Borrowing in respect of the making of any Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Loan (in the case of any subsequent Interest Period) (provided that any such notice shall be deemed to be given on a certain day only if given before 11:00 A.M. (New York time)), it shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Loan, which Interest Period shall, at the option of the Borrower, be a one, three, six or, to the extent available and agreed by all Lenders, nine or twelve month period; provided that:

            (i) all Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Loan shall commence on the date of Borrowing of such Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period relating to a Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

            (v) no Interest Period longer than one month may be selected at any time when an Event of Default (or, if the Administrative Agent or the Required Lenders have determined that such an election at such time would be disadvantageous to the Lenders, a Default) has occurred and is continuing;

            (vi) no Interest Period in respect of any Borrowing of any Loans shall be selected which extends beyond the Maturity Date;

            (vii) no Interest Period in respect of any Borrowing of Loans shall be selected which extends beyond any date upon which a mandatory repayment of Loans will be required to be made under Section 4.02(a) as a result of a reduction to the Total Commitment pursuant to Section 3.03(b) if the aggregate principal amount of Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Loans then outstanding less the aggregate amount of such required repayment on such date;

            (viii) the initial Interest Period for all Loans incurred prior to August 31, 2005 shall be a period of one month; and

            (ix) the selection of Interest Periods shall be subject to the provisions of Section 1.02(b).

If by 11:00 A.M. (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing, the Borrower has failed to elect a new Interest Period to be applicable to such Loans as provided above, the Borrower shall be deemed to have elected a one month Interest Period to be applicable to such Loans effective as of the expiration date of such current Interest Period.

            1.09 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income, gross receipts or net profits of such Lender, or any franchise tax based on net income, net profits or net worth of such Lender, in each case pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender's principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04, or (B) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

            (iii) at any time, that the making or continuance of any Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) and/or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the Lenders). Thereafter (x) in the case of clause (i) above, any Notice of Borrowing given by the Borrower with respect to any affected Loans which have not yet been incurred shall be deemed rescinded by the Borrower and the Total Commitment shall thereafter not be available to be borrowed hereunder, and the rate of interest applicable to any affected Loans then outstanding shall be the Base Rate, as in effect from time to time, from the date such notice is delivered to the Borrower and thereafter until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, (y) in the case of clause (ii) above, the Borrower agrees, subject to the provisions of Section 1.11 and Section 13.15 (to the extent applicable), to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable good faith discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for and the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, and subject to Section 1.11, such Lender shall so notify the Administrative Agent and the Borrower (and the Administrative Agent shall promptly give notice thereof to the other Lenders) and thereafter
(A)
except in the case of an event of the type described in clause (iii)(z) above, the Commitment of such Lender shall be permanently reduced by an amount sufficient to alleviate such circumstance arising pursuant to clause (iii)(x) or
(y) above, or shall be terminated in its entirety if all of such Lender's Loans are so affected, and the Borrower shall prepay in full the affected Loans of such Lender, together with accrued interest thereon and, in the event of a termination of such Lender's Commitment, any Commitment Commission which may be due to such Lender under this Agreement (and, in the event all of such Lender's Loans are being repaid, any other amounts which may be owing to such Lender hereunder (including, without limitation, any accrued and unpaid interest)), on either the last day of the then current Interest Period applicable to each such affected Loan (if such Lender may lawfully continue to maintain and fund such Loans) or immediately (if such Lender may not lawfully continue to maintain and fund such Loans to such day) and (B) in the case of an event of the type described in clause (iii)(z) above, the Commitment of such Lender shall be terminated in its entirety and the Borrower shall pay to such Lender any accrued and unpaid Commitment Commission which may be due to such Lender under this Agreement, and all outstanding Loans of such Lender shall, from the date such notice is delivered to the Borrower and thereafter until such time as the Administrative Agent or such Lender shall notify the Borrower that the circumstances giving rise to the operation of clause (iii)(z) above with respect to such Lender no longer exist. The Administrative Agent and each Lender (to the extent it continues to be a Lender hereunder) agree that if any of them gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender (to the extent it continues at such time to be a Lender hereunder), the obligations of such Lender to make Loans on the terms and conditions contained herein shall to the extent of such Lender's outstanding Loans and Commitments as in effect at such time, be immediately reinstated.

            (b) If any Lender in good faith determines that after the Effective Date the introduction of or effectiveness of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency will have the effect of increasing the amount of capital required or requested to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower agrees, subject to the provisions of Section 13.15 (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.09(b) shall, absent manifest error, but subject to the provisions of Section 13.15 (to the extent applicable), be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.09(b), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for and calculation of such additional amounts.

            1.10 Compensation. The Borrower agrees, subject to the provisions of
Section 13.15 (to the extent applicable), to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding any loss of anticipated profits) which such Lender may sustain in respect of Loans made to the Borrower: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Loans does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.09(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 1.09(a), Section 4.01 or Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) of any of its Loans, or assignment of its Loans pursuant to Section 1.12, occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other Default or Event of Default arising as a result of the Borrower's failure to repay Loans or make payment on any Note held by such Lender when required by the terms of this Agreement.

            1.11 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or
(iii), Section 1.09(b), Section 2.05 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.11 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Section 1.09 and Section 4.04.

            1.12 Replacement of Lenders. (x) If any Lender defaults in its obligations to make Loans, (y) upon the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or (iii), Section 1.09(b), Section 2.05 or
Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Eligible Transferees (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that:

            (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the

      Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (x) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (y) an amount equal to all accrued, but unpaid, Commitment Commission and other fees owing to the Replaced Lender pursuant to Section 3.01; and

            (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

            Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to (i) the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender.

            SECTION 2.  Letters of Credit.
            -----------------------------

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 60th day prior to the Maturity Date, for the account of the Borrower, irrevocable sight standby letters of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight draft basis.

            (b) Subject to the terms and conditions contained herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on or after the Initial Borrowing Date and prior to the 60th day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such obligations of the Borrower and its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or an Event of Default hereunder, provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it; or

            (ii) such Issuing Lender shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.02(b); or

            (iii) a Lender Default exists, unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit of any Defaulting Lender(s), including by cash collateralizing any such Defaulting Lender's (or Defaulting Lenders') Percentage (or Percentages) of the Letter of Credit Outstandings.

            (c) Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $50,000,000 or (y) when added to the aggregate principal amount of all Loans then outstanding, an amount equal to the Total Commitment at such time, and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the tenth Business Day prior to the Maturity Date, on terms acceptable to the respective Issuing Lender) and (B) ten Business Days prior to the Maturity Date.

            (d) Notwithstanding anything to the contrary contained in this Agreement, Letters of Credit may only be issued to support obligations of the Borrower and its Subsidiaries under freight derivative contracts satisfactory to the Administrative Agent.

            2.02 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be substantially in the form of Exhibit M (each a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Lender determines that, or has received notice from any Lender before it issues a Letter of Credit that, one or more of the conditions specified in Section 6.01 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c) or (d), then such Issuing Lender shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices.

            (c) The initial Stated Amount of each Letter of Credit shall not be less than $20,000 or such lesser amount as is acceptable to the respective Issuing Lender.

            2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender (each such Lender, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Percentages of the Lenders pursuant to Sections 1.12, 3.02(b) or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Percentages of the assignor and assignee Lender or of all Lenders, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, such Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Subject to the provisions of the immediately preceding sentence, any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, shall not create for such Issuing Lender any resulting liability to any Credit Party or any Lender.

            (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.04(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Lender the amount of such Participant's Percentage (as relates to the respective Letter of Credit) of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office for the account of such Issuing Lender in Dollars such Participant's Percentage (as relates to the respective Letter of Credit) of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of such Issuing Lender, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Lender at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of such Issuing Lender its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its Percentage of any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Lender such other Participant's Percentage of any such payment.

            (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received (for the account of any such Issuing Lender) any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall forward such payment to the Administrative Agent, which in turn shall distribute to each Participant which has paid its Percentage thereof, in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Each Issuing Lender shall, promptly after the issuance of, or amendment to, a Letter of Credit give the Administrative Agent and the Borrower written notice of such issuance or amendment, as the case may be, and such notice shall be accompanied by a copy of the issued Letter of Credit or amendment, as the case may be. Upon receipt of such notice, the Administrative Agent shall promptly notify each Participant, in writing, of such issuance or amendment and in the event a Participant shall so request, the Administrative Agent shall furnish such Participant with a copy of such Letter of Credit or amendment.

            (f) Each Issuing Lender shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Letters of Credit issued by such Issuing Lender for the previous week. The Administrative Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Letters of Credit during such calendar month.

            (g) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Lender, any Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an "Unpaid Drawing"), not later than four Business Days following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section
10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate, as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the fourth Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time plus 1%, with such interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

            (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Lender with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as Issuing Lender or Participant or as Participant), or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Subject to the provisions of the immediately preceding sentence, any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Lender any resulting liability to the Borrower or any other Credit Party.

            2.05 Increased Costs. If at any time after the Effective Date, any Issuing Lender or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Lender or participated in by any Participant, or (b) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by such Issuing Lender or any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to such Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this
Section 2.05. The certificate required to be delivered pursuant to this Section
2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

            SECTION 3. Commitment Commission; Reductions of Commitment.
                       -----------------------------------------------

            3.01 Commitment Commission; Fees. (a) The Borrower agrees to pay the Administrative Agent for distribution to each Lender a commitment commission (the "Commitment Commission") for the period from the Initial Borrowing Date to and including the Maturity Date (or such earlier date as the Total Commitment shall have been terminated) computed at a rate for each day equal to 0.375% per annum on the daily average Unutilized Commitment of such Lender. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Payment Date and on the Maturity Date (or such earlier date upon which the Total Commitment is terminated).

            (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender's respective Percentage), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect from time to time on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

            (c) The Borrower agrees to pay directly to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

            (d) The Borrower agrees to pay, upon each payment (including any partial payment) under, issuance of, extension of, or amendment to, any Letter of Credit issued hereunder, such amount as shall at the time of such event be the administrative charge which the respective Issuing Lender is generally charging in connection with such occurrence with respect to letters of credit.

            (e) The Borrower shall pay to the Administrative Agent, for the Administrative Agent's own account, such other fees as have been agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent.

            3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or reduce the unutilized Total Commitment, in whole or in part, in integral multiples of $5,000,000 in the case of partial reductions thereto, provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

            (b) In the event of certain refusals by a Lender as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, subject to the requirements of said Section 13.12(b) and upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate the entire Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, Commitment Commission and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender.

            3.03 Mandatory Reduction of Commitments. (a) In addition to any other mandatory Commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the Maturity Date.

            (b) In addition to any other mandatory Commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on September 30, 2005 unless the Initial Borrowing Date shall have occurred on or before such date.

            (c) In addition to any other mandatory Commitment reductions required pursuant to this Section 3.03, on the sixth anniversary of the Initial Borrowing Date and on each subsequent sixth month anniversary of such sixth anniversary the Total Commitment shall be permanently reduced in an amount equal to 8.125% of the Total Commitment in effect on the sixth anniversary of the Initial Borrowing Date. Each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

            (d) In addition to any other Commitment reductions required pursuant to this Section 3.03, but without duplication, the Total Commitment shall terminate upon a Change of Control.

            SECTION 4. Prepayments; Payments; Taxes.
                       ----------------------------

            4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty except as provided by law, in whole or in part at any time and from time to time on the following terms and conditions:

            (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, the amount of such prepayment and the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders;

            (ii) each prepayment shall be in an aggregate principal amount of at least $5,000,000 or such lesser amount of a Borrowing which is outstanding, provided that no partial prepayment of Loans made pursuant to any Borrowing under this Section 4.01 shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000;

            (iii) at the time of any prepayment of Loans pursuant to this
      Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.10;

            (iv) in the event of certain refusals by a Lender as provided in
      Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), prepay all Loans, together with accrued and unpaid interest, Commitment Commission, and other amounts owing to such Lender in accordance with said Section 13.12(b) so long as (A) the Commitment of such Lender is terminated concurrently with such prepayment (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 13.12(b) in connection with the prepayment pursuant to this clause (iv) have been obtained; and

            (v) except as expressly provided in the preceding clause (iv), each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing.

            4.02 Mandatory Repayments. (a) On any day on which the aggregate outstanding principal amount of all Loans plus the aggregate amount of all Letter of Credit Outstandings exceeds the Total Commitment as then in effect (including, without limitation, as a consequence to Section 3.03), the Borrower shall repay principal of Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall pay to the Collateral Agent on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Collateral Agent.

            (b) In addition to any other mandatory repayments required pursuant to this Section 4.02, but without duplication, on (i) the Business Day following the date of any Collateral Disposition involving a Mortgaged Vessel (other than a Collateral Disposition constituting an Event of Loss or a Collateral Disposition in connection with a Vessel Exchange) and (ii) the earlier of (A) the date which is 180 days following any Collateral Disposition constituting an Event of Loss involving a Mortgaged Vessel and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Administrative Agent of the insurance proceeds relating to such Event of Loss, the Borrower shall be required to repay an aggregate principal amount of outstanding Loans and/or cash collateralize outstanding Letters of Credit in an amount equal to the sum of the aggregate amount of all outstanding Loans and Letter of Credit Outstandings multiplied by a fraction (A) the numerator of which is equal to the Appraised Value determined on the date of such Collateral Disposition of the Mortgaged Vessel or Mortgaged Vessels which is/are the subject of such Collateral Disposition and (B) the denominator of which is equal to the Aggregate Appraised Value on such date.

            (c) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the specific Borrowing or Borrowings pursuant to which such Loans were made, provided that (i) all Loans with Interest Periods ending on such date of required repayment shall be paid in full prior to the payment of any other Loans and (ii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the

Administrative Agent shall, subject to the preceding provisions of this clause
(b), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 1.10.

            (d) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans and Unpaid Drawings shall be repaid in full on the Maturity Date.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 Net Payments; Taxes. (a) All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits (or any franchise tax or similar tax imposed in lieu thereof), net profits or net worth of a Lender, in each case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender within three days of the written request of such Lender, for taxes imposed on or measured by the net income, net profits or any franchise tax based on net income, net profits or net worth of such Lender, in each case pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date of payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the

Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

            (b) Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the Borrower any information as reasonably requested by the Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 4.04(b) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).

            (c) If the Borrower pays any additional amount under this Section
4.04 to a Lender and such Lender determines in its sole discretion that it has actually obtained or utilized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that such Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this
Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses, (iii) nothing in this Section 4.04(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns), and (iv) no Lender shall be required to pay any amounts pursuant to this Section 4.04(c) at any time during which a Default or an Event of Default exists.

            (d) No provision of this Agreement will:

            (i) interfere with the right of any Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit (excluding Section 1.09(a)(ii) or (iii), Section 1.09(b), Section 2.05 or this Section 4.04);

            (ii) oblige any Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

            (iii) oblige any Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

            SECTION 5. Conditions Precedent to the Initial Borrowing Date. The obligation of each Lender to make Loans on the Initial Borrowing Date, and the obligation of any Issuing Lender to issue any Letter of Credit on the Initial Borrowing Date, is subject at the time of the making of such Loans and/or the issuance of such Letter of Credit to the satisfaction or waiver of the following conditions:

            5.01 Initial Borrowing Date; Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) if requested by a Lender, there shall have been delivered to the Administrative Agent, for the account of such Lender, the appropriate Note for such Lender executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

            5.02 Pro forma Balance Sheets. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received and be reasonably satisfied with a pro forma balance sheet of the Borrower and its Subsidiaries prepared assuming that the IPO has been consummated.

            5.03 Opinions of Counsel. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from Seward & Kissel LLP, special New York and Marshall Islands counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit C-1 which shall (x) be in form and substance reasonably acceptable to the Lead Arrangers and (y) cover the perfection of the security interests (other than those to be covered by opinions delivered pursuant to clauses (b) through (c) below) granted pursuant to the Security Documents and such other matters incidental to the transactions contemplated herein as the Lead Arrangers may reasonably request.

            (b) On the Initial Borrowing Date, the Administrative Agent shall have received from Constantine P. Georgiopoulos, special New York maritime counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit C-2 which shall (x) be in form and substance reasonably acceptable to the Lead Arrangers and (y) cover the perfection of the security interests granted pursuant to the Vessel Mortgages and such other matters incidental thereto as the Lead Arrangers may reasonably request.

            (c) On the Initial Borrowing Date, the Administrative Agent shall have received from Johnson Stokes & Master, special Hong Kong counsel to the Administrative Agent, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit C-3, which shall (x) be in form and substance reasonably acceptable to the Lead Arrangers and (y) cover the perfection of the security interests granted pursuant to the relevant Vessel Mortgage(s) and such other matters incidental thereto as the Lead Arrangers may reasonably request.

            5.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Lead Arrangers shall have received a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer, member or general partner of each Credit Party, and attested to by the secretary or any assistant secretary (or, to the extent such Credit Party does not have a secretary or assistant secretary, the analogous Person within such Credit Party) of such Credit Party, as the case may be, in the form of Exhibit D, with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Lead Arrangers.

            (b) All corporate, limited liability company, partnership and legal proceedings, and all material instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents, shall be reasonably satisfactory in form and substance to the Lead Arrangers, and the Lead Arrangers shall have received all information and copies of all documents and papers, including records of corporate, limited liability company and partnership proceedings, governmental approvals and good standing certificates which the Lead Arrangers may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            5.05 Initial Public Offering. On or prior to the Initial Borrowing Date, (x) the Borrower shall have received net cash proceeds from the IPO of at least $230,000,000 and (y) shares of the Borrower's common equity shall be listed for trading on the NASDAQ National Market.

            5.06 Appraisals. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received Appraisals from at least two Approved Appraisers of each Mortgaged Vessel of a recent date (and in no event dated earlier than 90 days prior to the Initial Borrowing Date) in scope, form and substance reasonably satisfactory to the Lead Arrangers.

            5.07 Subsidiaries Guaranty. On the Initial Borrowing Date, each Subsidiary of the Borrower which owns a Mortgaged Vessel shall have duly authorized, executed and delivered to the Administrative Agent a Guaranty substantially in the form of Exhibit E (as modified, supplemented or amended from time to time, the "Guaranty"), and the Guaranty shall be in full force and effect.

            5.08 Pledge and Security Agreement. On the Initial Borrowing Date, the Borrower and each of the Subsidiary Guarantors shall have (x) duly authorized, executed and delivered a Pledge and Security Agreement substantially in the form of Exhibit F (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have (A) delivered to the Collateral Agent, as pledgee, all the Pledged Securities (as defined in the Pledge Agreement), together with executed and undated stock powers in the case of capital stock constituting Pledged Securities, and (B) otherwise complied with all of the requirements set forth in the Pledge Agreement and (y) duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Pledge Agreement Collateral referred to therein in the respective jurisdictions of formation of the respective Subsidiary Guarantor or the Borrower, as the case may be.

            5.09 Control Agreement. On the Initial Borrowing Date, the Borrower, each Subsidiary Guarantor, the Collateral Agent and Nordea Bank Finland plc, New York Branch, as deposit bank shall have duly executed and delivered a Control Agreement in the form attached to the Pledge Agreement with respect to each Operating Account.

            5.10 Solvency Certificate. On the Initial Borrowing Date, the Borrower shall have caused to be delivered to the Lead Arrangers a solvency certificate from the senior financial officer of the Borrower, in the form of Exhibit G, which shall be addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, setting forth the conclusion that, after giving effect to the incurrence of all the financings contemplated hereby, the Borrower individually, and the Borrower and its Subsidiaries taken as a whole, are not insolvent and will not be rendered insolvent by the incurrence of such indebtedness, and will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature.

            5.11 Approvals. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Loans, and the granting of Liens under the Credit Documents, if any, shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loans and the performance by the Credit Parties of the Credit Documents. On the Initial Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans or the performance by the Credit Parties of the Credit Documents.

            5.12 Assignments of Earnings, Insurances and Charter. On the Initial Borrowing Date, each Credit Party which owns a Mortgaged Vessel shall have duly authorized, executed and delivered an Assignment of Earnings in substantially the form of Exhibit H-1 (as modified, supplemented or amended from time to time, the "Assignment of Earnings"), an Assignment of Insurances in substantially the form of Exhibit H-2 (as modified, supplemented or amended from time to time, the "Assignment of Insurances") and an Assignment of Charters in substantially the form of Exhibit B to the Assignment of Earnings (as modified, supplemented or amended from time to time, the "Assignment of Charters"), together covering all of such Credit Party's present and future Earnings and Insurance Collateral, in each case together with:

            (i) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary, or in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests purported to be created by the Assignment of Earnings, Assignment of Charters and the Assignment of Insurances (to the extent such security interests may be perfected by filing such financial statements);

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in Section 5.12(i) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens unless in respect of which the Collateral Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing if required by applicable laws); and

            (iii) evidence that all other actions necessary, or in the reasonable opinion of the Collateral Agent desirable, to perfect and protect the security interests purported to be created by the Assignment of Earnings, the Assignment of Insurances and the Assignment of Charters have been taken.

            5.13 Mortgages. On the Initial Borrowing Date, each Credit Party which owns a Mortgaged Vessel shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry, a Vessel Mortgage with respect to each of the Mortgaged Vessel and the Vessel Mortgages shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest in and lien upon such Vessels, subject only to Permitted Liens. Except as specifically provided above, all filings, deliveries of instruments and other actions necessary or advisable in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

            5.14 Certificates of Ownership; Searches; Class Certificates; Appraisal Reports; Mortgages. On the Initial Borrowing Date, the Administrative Agent shall have received each of the following with respect to each Mortgaged
Vessel:

            (i) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Vessel by the relevant Subsidiary Guarantor;

            (ii) the results of maritime registry searches with respect to such Vessel, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens;

            (iii) class certificates from a classification society listed on
      Schedule VIII hereto or another internationally recognized classification society acceptable to the Collateral Agent, indicating that such Vessel meets the criteria specified in Section 7.24; and

            (iv) a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Parties in respect of such Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent and/or the Lenders as mortgagee and (ii) conform with the insurance requirements of the respective Vessel Mortgage.

            5.15 Litigation. On the Initial Borrowing Date, no actions, suits, investigations or proceedings of any Credit Party by any entity (private or governmental) shall be pending or, to the knowledge of any Credit Party, threatened with respect to (i) any Document , (ii) the IPO, (iii) the Refinancing, (iv) any Mortgage Vessels, except for such actions, suits, investigations or proceedings with respect to a Mortgaged Vessel which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (v) which the Lead Arrangers shall determine could be reasonably to have a Material Adverse Effect.

            5.16 Material Adverse Effect. On the Initial Borrowing Date, nothing shall have occurred (and neither the Lead Arrangers nor any of the Lenders shall have become aware of facts or conditions not previously known to them) which any Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

            5.17 Environmental Laws. On the Initial Borrowing Date, there shall not exist any condition or occurrence on or arising from any Mortgaged Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law that has had, or could reasonably be expected to have, a Material Adverse Effect or (b) could reasonably be expected to form the basis of a Environmental Claim against the Borrower or any of its Subsidiaries or any such Mortgaged Vessel or property, which in any such case individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

            5.18 Fees. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent, the Lead Arrangers and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent, the Lead Arrangers and the Lenders in respect of the transactions contemplated by this Agreement to the extent then invoiced and due.

            5.19 No Conflicts. (a) On the Initial Borrowing Date, there shall be no material default under, and the transactions contemplated hereby shall not give rise to a material conflict with, any material agreement of the Borrower or any of its Subsidiaries.

            (b) On the Initial Borrowing Date, all Loans shall be in full compliance with all applicable requirements of law, including, without limitation, Regulations T, U and X.

            5.20 Management and Service Agreements. On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent or its counsel true and correct copies of the following documents:

            (a) all agreements with respect to the management of any of the Subsidiaries or any of the Mortgaged Vessels (collectively, the "Management Agreements"); and

            (b) all service agreements entered into between the Borrower and its Subsidiaries ("Service Agreement");

all of which Management Agreements and Service Agreements shall be in form and substance reasonably satisfactory to the Lead Arrangers and shall be in full force and effect on the Initial Borrowing Date.

            5.21 Refinancing; Indebtedness. (a) On or prior to the Initial Borrowing Date, the total commitments pursuant to the Existing Credit Agreement shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full (together with interest thereon) and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full (the "Refinancing"). The creditors in respect of the Existing Credit Agreement shall have terminated and released all security interests in and Liens on the assets of Borrower and its Subsidiaries created pursuant to the security documentation relating to the Existing Credit Agreement, and such creditors shall have returned all assets (if any) in their possession pursuant to the security documentation relating to the Existing Credit

Agreement to the Borrower, and the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that the matters set forth in this Section 5.21 have been satisfied as of the Initial Borrowing Date.

            (b) On or prior to the Initial Borrowing Date, the Borrower and its Subsidiaries shall have no outstanding Indebtedness except for (i) the Loans, and (ii) certain other Indebtedness of the Borrower and its Subsidiaries listed on Schedule IV.

            SECTION 6. Conditions Precedent to each Credit Event.
                       -----------------------------------------

            6.01 Conditions Precedent to all Credit Events. The obligation of each Lender to make Loans on each Borrowing Date (including Loans made on the Initial Borrowing Date), and the obligation of any Issuing Lender to issue any Letter of Credit (each, a "Credit Event") is subject at the time of such Credit Event to the satisfaction or waiver of the following conditions:

            (a) No Default; Representations and Warranties. At the time of such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to such Credit Event with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            (b) Notice of Borrowing; Letter of Credit Request. (i) Prior to such Loan, the Administrative Agent shall have received a Notice of Borrowing required by Section 1.03(a).

            (ii) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

            (c) Aggregate Amount of Loans and Letters of Credit. (i) On each Borrowing Date, the aggregate amount of all Loans and Letter of Credit Outstandings (determined on a pro forma basis giving effect to such Loan being made and/or Letter of Credit being issued) shall not exceed an amount equal to 65% of the aggregate Appraised Value of the Mortgaged Vessels.

            (ii) On each Borrowing Date, the aggregate amount of all Loans which are then outstanding and Letters of Credit Outstandings (determined on a pro forma basis giving effect to such Loan being made and/or Letter of Credit being issued) the proceeds of which have been used or will be used to fund working capital requirements of the Borrower and its Subsidiaries shall not exceed $20,000,000.

            6.02 Conditions Precedent to all Vessel Acquisition Loans. The obligation of each Lender to make Loans to the Borrower the proceeds of which shall be utilized to fund the acquisition of Additional Vessels (such Loan, a "Vessel Acquisition Loan") is subject at the time of making such Vessel Acquisition Loans to the satisfaction or waiver of the following conditions:

            (a) Opinions of Counsel. (i) On each Borrowing Date of a Vessel Acquisition Loan (each a "Vessel Acquisition Borrowing Date"), the Administrative Agent shall have received from Seward & Kissel LLP, special New York and Marshall Islands counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated such Borrowing Date which shall (x) be in form and substance reasonably acceptable to the Lead Arrangers and (y) cover the perfection of the security interests (other than those to be covered by opinions delivered pursuant to clauses (ii) through (iii) below) granted pursuant to the Security Documents and such other matters incidental to the transactions contemplated herein as the Lead Arrangers may reasonably request;

            (ii) On each Vessel Acquisition Borrowing Date, the Administrative Agent shall have received from Constantine P. Georgiopoulos, special New York maritime counsel to the Borrower and its Subsidiaries (or such other counsel reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated such Borrowing Date which shall (x) be in form and substance reasonably acceptable to the Lead Arrangers and (y) cover the perfection of the security interests granted pursuant to the Vessel Mortgages and such other matters incidental thereto as the Lead Arrangers may reasonably request; and

            (iii) On each Vessel Acquisition Borrowing Date, the Administrative Agent shall have received from (i) if the relevant Additional Vessel is to be registered under Hong Kong flag, Johnson Stokes & Master, special Hong Kong counsel to the Administrative Agent, (ii) if the relevant Additional Vessel is to be registered under the Marshall Islands flag, Seward & Kissel LLP, special Marshall Islands counsel to the Borrower, or (iii) if the relevant Additional Vessel is to be registered in an Acceptable Flag Jurisdiction other than Hong Kong or the Marshall Islands, special counsel to the Administrative Agent of such Acceptable Flag Jurisdiction, which shall be reasonably acceptable to the Administrative Agent, an opinion addressed to the Administrative Agent and each of the Lenders and dated such Borrowing Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Vessel Mortgage(s) and such other matters incident thereto as the Administrative Agent may reasonably request.

            (b) Corporate Documents; Proceedings; etc. (i) On each Vessel Acquisition Borrowing Date, the Lead Arrangers shall have received a certificate, dated such Borrowing Date, signed by an Authorized Officer, member or general partner of the Credit Party consummating the Vessel Acquisition on such date, and attested to by the secretary or any assistant secretary (or, to the extent such Credit Party does not have a secretary or assistant secretary, the analogous Person within such Credit Party) of such Credit Party, as the case may be, in the form of Exhibit D, with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Lead Arrangers.

            (ii) All corporate, limited liability company, partnership and legal proceedings, and all material instruments and agreements in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in form and substance to the Lead Arrangers, and the Lead Arrangers shall have received all information and copies of all documents and papers, including records of corporate, limited liability company and partnership proceedings, governmental approvals and good standing certificates, if any, which the Lead Arrangers may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            (c) Subsidiaries Guaranty. On each Vessel Acquisition Borrowing Date, each Subsidiary of the Borrower which is consummating a Vessel Acquisition on such date shall have duly authorized, executed and delivered to the Administrative Agent the Guaranty, and the Guaranty shall be in full force and effect.

            (d) Pledge and Security Agreement. On each Vessel Acquisition Borrowing Date, each Credit Party which is consummating a Vessel Acquisition on such date shall have (x) duly authorized, executed and delivered the Pledge Agreement and shall have (A) delivered to the Collateral Agent, as pledgee, all the Pledged Securities referred to therein, together with executed and undated stock powers in the case of capital stock constituting Pledged Securities, and
(B) otherwise complied with all of the requirements set forth in the Pledge Agreement and (y) duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Pledge Agreement Collateral referred to therein in the respective jurisdictions of formation of the respective Subsidiary Guarantor.

            (e) Assignments of Earnings, Insurances and Charter. On each Vessel Acquisition Borrowing Date, each Credit Party which is consummating a Vessel Acquisition on such date shall have duly authorized, executed and delivered an Assignment of Earnings, an Assignment of Insurances and an Assignment of Charters, together covering all of such Credit Party's present and future Earnings and Insurance Collateral, in each case together with:

            (i) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary, or in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests purported to be created by the Assignment of Earnings, Assignment of Charters and the Assignment of Insurances;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name such Credit Party as debtor and that are filed in the jurisdictions referred to in Section 6.02(e)(i) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens unless in respect of which the Collateral Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing if required by applicable laws); and

            (iii) evidence that all other actions necessary, or in the reasonable opinion of the Collateral Agent desirable, to perfect and protect the security interests purported to be created by the Assignment of Earnings, the Assignment of Insurances and the Assignment of Charters have been taken.

            (f) Mortgages. On each Vessel Acquisition Borrowing Date, each Credit Party which is consummating a Vessel Acquisition on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry, a Vessel Mortgage with respect to each of the Additional Vessels being acquired by such Credit Party on such Borrowing Date and such Vessel Mortgages shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest in and lien upon such Vessels, subject only to Permitted Liens. Except as specifically provided above, all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

            (g) Certificates of Ownership; Searches; Class Certificates; Appraisal Reports; Mortgages. On each Vessel Acquisition Borrowing Date, the Administrative Agent shall have received each of the following with respect to each Vessel being acquired on such Borrowing Date:

            (i) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Vessel by the relevant Subsidiary Guarantor;

            (ii) the results of maritime registry searches with respect to such Vessel, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders, Permitted Liens and Liens being discharged contemporaneously with such acquisition;

            (iii) class certificates from a classification society listed on
      Schedule VIII hereto or another internationally recognized classification society acceptable to the Collateral Agent, indicating that such Vessel meets the criteria specified in Section 7.24;

            (iv) Appraisals from at least two Approved Appraisers of such Vessel of recent date in scope, form and substance reasonably satisfactory to the Administrative Agent; and

            (v) a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Parties in respect of such Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent and/or the Lenders as mortgagee and (ii) conform with the insurance requirements of the respective Vessel Mortgage.

            (h) Management and Service Agreements. On each Vessel Acquisition Borrowing Date, there shall have been delivered to the Administrative Agent or its counsel true and correct copies of the following documents:

            (i) all Management Agreements with respect to the Subsidiary Guarantor acquiring such Additional Vessel not delivered pursuant to this
      Section 6.01(h) or Section 5.20 on or prior to such Borrowing Date; and

            (ii) all Service Agreements entered into between the Borrower and its Subsidiaries not delivered pursuant to this Section 6.01(h) or Section
      5.20 on or prior to such Borrowing Date;

all of which Management Agreements and Service Agreements shall be in form and substance reasonably satisfactory to the Lead Arrangers and shall be in full force and effect on such Borrowing Date.

            (i) Environmental Laws. On each Vessel Acquisition Borrowing Date, there shall not exist any condition or occurrence on or arising from any Additional Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law that has had, or could reasonably be expect to have, a Material Adverse Effect or (b) could reasonably be expected to form the basis of a Environmental Claim against the Borrower or any of its Subsidiaries or any property (including, without limitation, the related Additional Vessel), which in any such case individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

            The acceptance of the proceeds of each Loan and/or the issuance of Letters of Credits shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all of the applicable conditions specified in Section 5 and in this Section 6 and applicable to such Borrowing or the issuance of such Letter of Credit have been satisfied as of that time. All of the applicable Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this
Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

            SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue (or participate in) the Letters of Credit, the Borrower makes the following representations, warranties and agreements, in each case on the Initial Borrowing Date and on each Borrowing Date thereafter, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans or issuance of Letters of Credit, with the incurrence of each Loan or issuance of Letters of Credit on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on each Borrowing Date thereafter (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

            7.01 Corporate/Limited Liability Company/Limited Partnership Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            7.02 Corporate Power and Authority. Each Credit Party has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality,
(ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

            7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or in the case of any filings or recordings in respect of the Security Documents (other than the Vessel Mortgages), will be made within 10 days of the date such Security Document is required to be executed pursuant hereto), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Credit Party of any Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any Document to which it is a party.

            7.05 Financial Statements; Financial Condition; Undisclosed Liabilities. (a) The audited consolidated balance sheets of the Borrower as at December 31, 2004 and the unaudited consolidated balance sheets of the Borrower as at March 31, 2005 and the related consolidated statements of operations and of cash flows for the fiscal period or quarter, as the case may be, ended on such dates, reported on by and accompanied by, in the case of the December 31, 2004 financial statements, an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Borrower as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal period or quarter, as the case may be, then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

            (b) The pro forma consolidated balance sheet of the Borrower has been prepared as of March 31, 2005, as if the IPO had been consummated on such date. Such pro forma consolidated balance sheet presents fairly in all material respects the pro forma consolidated financial position of the Borrower as of the date first referenced in the preceding sentence.

            (c) On and as of each Borrowing Date and after giving effect to the IPO and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of the Borrower and on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (d) Except as fully disclosed in the balance sheet delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Borrower and its Subsidiaries taken as a whole. None of the Credit Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not fairly disclosed (including, without limitation, as to the amount thereof) in the balance sheets delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could be materially adverse to the Borrower and its Subsidiaries taken as a whole.

            (e) Since March 31, 2005, nothing has occurred that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

            (f) Except as permitted in Section 9.03(iii), the Borrower has not paid any Dividends.

            7.06 Litigation. There are no actions, suits, investigations or proceedings by any entity (private or governmental) pending or, to the knowledge of any Credit Party, threatened with respect to (i) any Mortgaged Vessel, except for such actions, suits, investigations or proceedings with respect to a Mortgaged Vessel which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) which could reasonably be expected to have a Material Adverse Effect.

            7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time as such information was provided.

            7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be used to (i) refinance the Existing Credit Agreement, (ii) fund up to 100% of the acquisition costs of the Additional Vessels and (iii) fund working capital requirements of the Borrower and its Subsidiaries in a maximum aggregate amount of up to $20,000,000 in Loans at any time.

            (b) No part of the proceeds of any Loan or any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the use of any Letter of Credit will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

            7.09 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed all U.S. federal income tax returns, statements, forms and reports for taxes and all other material U.S. and non-U.S. tax returns, statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries (the "Returns"). The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in accordance with GAAP) for the payment of, all material taxes payable by them. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

            7.10 Compliance with ERISA. (i) Schedule VI sets forth, as of the Initial Borrowing Date, each Plan. Each Plan, other than any Multiemployer Plan (and each related trust, insurance contract or fund), is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan, other than any Multiemployer Plan (and each related trust, if any), which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates, no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability in an amount material to the Borrower's operation; no Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been or will be timely made (except as disclosed on Schedule VI); neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of the Borrower or any of its Subsidiaries, expected or threatened which could reasonably be expected to have a Material Adverse Effect; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Borrower and its Subsidiaries and ERISA Affiliates would have no liabilities to any Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom in an amount which could reasonably be expected to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the

Borrower or any of its Subsidiaries or any ERISA Affiliate exists nor has any event occurred which could reasonably be expected to give rise to any such lien on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

            (ii) Each Foreign Pension Plan, if any, has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries maintains or contributes to any Foreign Pension Plan the obligations with respect to which could in the aggregate reasonably be expected to have a Material Adverse Effect.

            7.11 The Security Documents. After the execution and delivery thereof and upon the taking of the actions mentioned in the immediately succeeding sentence, each of the Security Documents creates in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties party thereto in the Collateral described therein, subject to no other Liens subject only to Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall have been made (x) on or prior to the Initial Borrowing Date, in the case of the respective Vessel Mortgages, Assignment of Earnings, Assignment of Insurances and Assignment of Charters in respect of the initial Mortgaged Vessels, (y) on or prior to the respective Vessel Acquisition Borrowing Date, in case of the respective Vessel Mortgages, Assignment of Earnings, Assignment of Insurance and Assignment of Charters in respect of the Additional Vessels acquired on such Vessel Acquisition Borrowing Date or (z) on or prior to the tenth day after the Initial Borrowing Date or the respective Borrowing Date (as applicable) in the case of all other Collateral.

            7.12 Representations and Warranties in Documents. On each Borrowing Date, all representations and warranties made by the Borrower and its Subsidiaries in the other Credit Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

            7.13 Subsidiaries. On the Initial Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule VII (which
Schedule identifies the correct legal name, direct owner, percentage ownership and jurisdiction of organization of each such Subsidiary on the date hereof).

            7.14 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.15 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.16 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.17 Pollution and Other Regulations. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws governing its business, except for such failures to comply as are not reasonably likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and each of the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such failures to secure or comply as are not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any Mortgaged Vessel, Real Property or other facility and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliances, breaches or defaults as are not likely to, either individually or in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which, either individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Mortgaged Vessel, Real Property or other facility owned or operated by the Borrower or any of its Subsidiaries that is reasonably likely
(i) to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any Mortgaged Vessel, Real Property or other facility owned by the Borrower or any of its Subsidiaries, or (ii) to cause such Mortgaged Vessel, Real Property or other facility to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case, such Environmental Claims or restrictions that, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

            7.18 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the Borrower' knowledge, threatened against any of them before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the Borrower' knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the Borrower' knowledge, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to the matters specified in clauses (i), (ii) and (iii) above) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.19 Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns, or has the right to use, all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others, except for such failures and conflicts which could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            7.20 Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness of The Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Initial Borrowing Date (the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the borrower and any other entity which directly or indirectly guarantees such debt.

            7.21 Insurance. Schedule V sets forth a true and complete listing of all insurance maintained by each Credit Party as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

            7.22 Concerning the Mortgaged Vessels. The name, registered owner (which shall be a Subsidiary Guarantor), official number, and jurisdiction of registration and flag of each Mortgaged Vessel as of the Initial Borrowing Date are set forth on Schedule III. Each Mortgaged Vessel will be operated in material compliance with all applicable law, rules and regulations.

            7.23 Citizenship. The Borrower and each other Credit Party which owns or operates, or will own or operate, one or more Mortgaged Vessels is qualified to own and operate such Mortgaged Vessels under the laws of Hong Kong or the Republic of the Marshall Islands, as may be applicable, or such other jurisdiction in which any such Mortgaged Vessels are permitted to be flagged in accordance with the terms of the respective Vessel Mortgages.

            7.24 Vessel Classification. On each Borrowing Date of a Vessel Acquisition Loan, and thereafter, each Mortgaged Vessel is or will be, classified in the highest class available for Vessels of its age and type with a classification society listed on Schedule VIII or another internationally recognized classification society acceptable to the Administrative Agent, free of any conditions or recommendations, other than as permitted, or will be permitted, under the Vessel Mortgages.

            7.25 No Immunity. The Borrower does not, nor does any other Credit Party or any of their respective properties, have any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction. The execution and delivery of the Credit Documents by the Credit Parties and the performance by them of their respective obligations thereunder constitute commercial transactions.

            7.26 Fees and Enforcement. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording taxes which have been, or will be, paid as and to the extent due. Under the laws of Hong Kong or the Republic of the Marshall Islands, as applicable, the choice of the laws of the State of New York as set forth in the Credit Documents which are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and, where necessary, appointment by such Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

            7.27 Form of Documentation. Each of the Credit Documents is in proper legal form under the laws of the applicable Acceptable Flag Jurisdiction for the enforcement thereof under such laws, subject only to such matters which may affect enforceability arising under the law of the State of New York. To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in the applicable Acceptable Flag Jurisdiction, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in the applicable Acceptable Flag Jurisdiction, except as have been made, or will be made, in accordance with
Section 6.

            7.28 Vessel Acquisitions. At the time of consummation of each Vessel Acquisition, all necessary material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required, if any, in order to make or consummate such Vessel Acquisition will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), (ii) all applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon any Vessel Acquisition, (iii) no judgment, order or injunction prohibiting or imposing material adverse conditions upon any Vessel Acquisition, or the incurrence of any Loan or the performance by the Borrower or any other Credit Party of their respective obligations under the respective Credit Documents shall exist and (iv) all actions taken by the Borrower and its Subsidiaries pursuant to or in furtherance of such Vessel Acquisitions have been taken in all material respects in compliance with all applicable laws.

            SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Initial Borrowing Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Commitment Commission and all other Obligations incurred hereunder and thereunder, are paid in full:

            8.01 Information Covenants. The Borrower will furnish to the Administrative Agent, with sufficient copies for each of the Lenders:

            (a) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the senior financial officer of the Borrower, subject to normal year-end audit adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods.

            (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by an independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default pursuant to Sections 9.07 through 9.11, inclusive, which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

            (c) Appraisal Reports. Within 45 days after the close of the second and the fourth quarterly accounting periods in each fiscal year of the Borrower, and at any other time within 33 days of the written request of the Administrative Agent, Appraisals for each Mortgaged Vessel of recent date in form and substance satisfactory to the Administrative Agent and from at least two Approved Appraisers. All such Appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Administrative Agent may and, at the request of the Required Lenders, shall, upon notice to the Borrower, obtain such Appraisals and that the cost of all such Appraisals will be for the account of the Borrower); provided that unless a Default or an Event of Default has occurred and is continuing, in no event shall the Borrower be required to pay for Appraisals obtained pursuant to this Section 8.01(c) on more than two occasions in any single fiscal year of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a pro rata basis.

            (d) Projections, etc. As soon as available but not more than 45 days after the commencement of each fiscal year of the Borrower beginning with its fiscal year commencing on January 1, 2006, a budget of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months and four fiscal quarters of such fiscal year.

            (e) Officer's Compliance Certificates. (i) At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the senior financial officer of the Borrower in the form of
Exhibit I to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall (x) set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 9.07 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be, and (y) certify that there have been no changes to any of Schedule VII and Annexes A through F of the Pledge Agreement since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(e)(i), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (y), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

            (ii) At the time of a Collateral Disposition or Vessel Exchange in respect of any Mortgaged Vessel, a certificate of the senior financial officer of the Borrower which certificate shall (x) certify on behalf of the Borrower the last Appraisals received pursuant to Section 8.01(c) determining the Aggregate Appraised Value after giving effect to such disposition or exchange, as the case may be, and (y) set forth the calculations required to establish whether the Borrower is in compliance with the provisions of Section 9.09 after giving effect to such disposition or exchange, as the case may be.

            (f) Notice of Default, Litigation or Event of Loss. Promptly, and in any event within three Business Days after the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Vessel Acquisition or any Document and (iii) any Event of Loss in respect of any Mortgaged Vessel.

            (g) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto) or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

            (h) Environmental Matters. Promptly upon, and in any event within five Business Days after, the Borrower obtains knowledge thereof, written notice of any of the following environmental matters occurring after the Effective Date, except to the extent that such environmental matters could not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

            (i) any Environmental Claim pending or threatened in writing against the Borrower or any of its Subsidiaries or any Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries;

            (ii) any condition or occurrence on or arising from any Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Vessel or property;

            (iii) any condition or occurrence on any Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Vessel or property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or such Subsidiary of such Vessel or property under any Environmental Law; and

            (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to the Administrative Agent all material notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA or OPA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Administrative Agent with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(h), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Lenders.

            (i) Minimum Consolidated Net Worth Certificate. Within 10 days of the Initial Borrowing Date, a certificate of the senior financial officer of the Borrower, which certificate shall certify the Minimum Consolidated Net Worth and the calculations required to establish the Minimum Consolidated Net Worth.

            (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request in writing.

            8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent and the Lenders as a group to visit and inspect, during regular business hours and under guidance of officers of the Borrower or any of its Subsidiaries, any of the properties of the Borrower or its Subsidiaries, and to examine the books of account of the Borrower or such Subsidiaries and discuss the affairs, finances and accounts of the Borrower or such Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may request; provided that, unless an Event of Default exists and is continuing at such time, the Administrative Agent and the Lenders shall not be entitled to request more than two such visitations and/or examinations in any fiscal year of the Borrower.

            8.03 Maintenance of Property; Insurance; Mortgagee Interest Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to,
(i) keep all material property necessary in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance on the Mortgaged Vessels in at least such amounts and against at least such risks as are in accordance with normal industry practice for similarly situated insureds and (iii) furnish to the Administrative Agent, at the written request of the Administrative Agent or any Lender, a complete description of the material terms of insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule V to (x) be maintained (with the same scope of coverage as that described in Schedule V) at levels which are at least as great as the respective amount described on Schedule V and (y) comply with the insurance requirements of the Vessel Mortgages.

            (b) The Borrower will reimburse the Administrative Agent, Collateral Agent and/or the Lenders for all costs, fees and expenses incurred in relation to mortgagee interest insurance; provided that the Borrower shall not be required to reimburse the Administrative Agent, Collateral Agent and/or the Lenders for any costs, fees and expenses incurred in relation to mortgagee interest insurance at any time (i) the Credit Parties own more than 10 Mortgaged Vessels and (ii) the Appraised Value of each Mortgaged Vessels is less than 15% of the Aggregate Appraised Value.

            8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries, to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents (if any) used in its business; provided, however, that nothing in this Section 8.04 shall prevent (i) sales or other dispositions of assets, consolidations or mergers by or involving the Borrower or any of its Subsidiaries which are permitted in accordance with Section 9.02,
(ii) any Subsidiary Guarantor from changing the jurisdiction of its organization to the extent permitted by Section 9.12 or (iii) the abandonment by the Borrower or any of its Subsidiaries of any rights, franchises, licenses and patents that could not be reasonably expected to have a Material Adverse Effect.

            8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions (including all laws and regulations relating to money laundering) imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.06 Compliance with Environmental Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership or use of any Vessel or property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will keep or cause to be kept all such Vessel or property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Vessel or property now or hereafter owned or operated or occupied by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports or property except in material compliance with all applicable Environmental Laws and as reasonably required by the trade in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on the Vessels in at least such amounts as are in accordance with normal industry practice for similarly situated insureds, against losses from oil spills and other environmental pollution.

            (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental assessment of any Mortgaged Vessel by such Vessel's classification society (to the extent such classification society is listed on Schedule VIII hereto) or another internationally recognized classification society acceptable to the Administrative Agent. If said classification society, in its assessment, indicates that such Mortgaged Vessel is not in compliance with the Environmental Laws, said society shall set forth potential costs of the remediation of such non-compliance; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Administrative Agent or the Required Lenders reasonably and in good faith believe that the Borrower, any of its Subsidiaries or any such Mortgaged Vessel is not in compliance with Environmental Law and such non-compliance could reasonably be expected to have a Material Adverse Effect, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Mortgaged Vessel. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their agents access to such Mortgaged Vessel and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

            8.07 ERISA. As soon as reasonably possible and, in any event, within ten (10) days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent, with sufficient copies for each of the Lenders, a certificate of the senior financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for the Borrower or any of its Subsidiaries; that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA with a material amount of unfunded benefit liabilities; that a Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) has a material Unfunded Current Liability; that proceedings may be reasonably expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a material delinquent contribution to a Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower, or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Upon request, the Borrower will deliver to the Administrative Agent with sufficient copies to the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any notices received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan with respect to any circumstances or event that could reasonably be expected to result in a material liability shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

            8.08 End of Fiscal Years; Fiscal Quarters. The Borrower will cause
(i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its and its Subsidiaries' fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, the Documents) by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i), provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            8.11 Further Assurances. (a) The Borrower, and each other Credit Party, agrees that at any time and from time to time, at the expense of the Borrower or such other Credit Party, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, or that the Administrative Agent may reasonably require, to perfect and protect any Lien granted or purported to be granted hereby or by the other Credit Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will execute and file, or cause to be filed, such financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to the Vessel Mortgages (including any amendments required to maintain Liens granted by such Vessel Mortgages pursuant to the effectiveness of this Agreement), and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent may reasonably require, to protect and preserve the Liens granted or purported to be granted hereby and by the other Credit Documents.

            (b) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower, where permitted by law. The Collateral Agent will promptly send the Borrower a copy of any financing or continuation statements which it may file without the signature of the Borrower and the filing or recordation information with respect thereto.

            (c) To the extent that any Vessel Acquisition or Vessel Exchange is made by a Subsidiary of the Borrower which is not a Credit Party at the time of such acquisition (and which has not otherwise executed and delivered the documents described below in this Section 8.11(c)), the Borrower will cause such Subsidiary (and any Subsidiary which directly owns the stock of such Subsidiary to the extent not a Credit Party) to execute and deliver to the Administrative Agent a counterpart of the Pledge Agreement (including any supplemental agreement required to give effect to such security interests purported to be created by the Pledge Agreement under applicable local law), the Guaranty, Assignment of Earnings, Assignment of Insurances, Assignment of Charters (if applicable) and the appropriate Vessel Mortgage(s), together with all related documentation (including, without limitation, opinions of counsel, corporate documents and proceedings and officer's certificates) as such Subsidiary would have been required to deliver pursuant to Sections 5 and 6 of this Agreement had such Subsidiary been a Credit Party on a Borrowing Date.

            8.12 Deposit of Earnings. Each Credit Party will use its best efforts to cause the earnings derived from each of the respective Mortgaged Vessels, to the extent constituting Earnings and Insurance Collateral, to be deposited or remitted by the respective account debtor in respect of such earnings into one or more of the Operating Accounts maintained for such Credit Party or the Borrower from time to time. Without limiting any Credit Party's obligations in respect of this Section 8.12, each Credit Party agrees that, in the event it receives any earnings constituting Earnings and Insurance Collateral, or any such earnings are deposited other than in one of the Operating Accounts, it shall promptly deposit all such proceeds into one of the Operating Accounts maintained for such Credit Party or the Borrower from time to time.

            8.13 Ownership of Subsidiaries. The Borrower shall cause each Subsidiary Guarantor, to at all times, be directly wholly-owned by one or more Credit Parties.

            8.14 Flag of Mortgaged Vessels; Vessel Classifications. (a) The Borrower will, and will cause each of its Subsidiaries to, cause each Mortgaged Vessel to be registered under the laws and flag of (x) Hong Kong, (y) the Republic of Marshall Islands or (z) any other jurisdiction acceptable to the Required Lenders (each jurisdiction in clauses (x), (y) or (z), an "Acceptable Flag Jurisdiction"). Notwithstanding the foregoing, any Credit Party may transfer a Mortgaged Vessel registered in an Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction pursuant to a Flag Jurisdiction Transfer.

            (b) The Borrower will, and will cause each of its Subsidiaries to, insure that the representation set forth in Section 7.24 is true and correct in all respects at all times.

            8.15 Consent to Assignment of Charters. The Borrower will, and will cause each of its Subsidiaries to, use its commercially reasonable efforts to cause each charter counterparty which is party to a charter with respect to each Mortgaged Vessel that is one year or more in duration to execute and deliver to the Administrative Agent a Charterers' Consent and Agreement in substantially the form attached as Annex 1 to Exhibit B to the Assignment of Charters with such changes as may be approved by the Administrative Agent.

            8.16 Age of Additional Vessels. The Borrower will, and will cause each of its Subsidiaries to, cause each Additional Vessel to be no greater than 18 years of age on the Maturity Date.

            8.17 Existing Credit Agreement. From the period beginning on or after the Effective Date until the Initial Borrowing Date, the Borrower will, and will cause each of its Subsidiaries to, comply with all covenants contained in the Existing Credit Agreement and the Credit Documents (as defined in the Existing Credit Agreement).

            SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Initial Borrowing Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Commitment Commission and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute with respect to any Collateral; provided that the provisions of this
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

            (ii) Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens, liens for necessaries, salvage liens, general average liens, liens in respect of or covered by insurance (including permitted deductibles) and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Collateral and do not materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

            (iii) Permitted Encumbrances;

            (iv) Liens created pursuant to the Security Documents;

            (v) Liens arising out of judgments, awards, decrees or attachments with respect to which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, provided that the aggregate amount of all such judgments, awards, decrees or attachments shall not constitute an Event of Default under Section 10.09;

            (vi) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, Liens to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that the aggregate value of all cash and property at any time encumbered pursuant to this clause (vi) shall not exceed $2,500,000; and

            (vii) Liens in respect of seamen's wages which are not past due and other maritime Liens for amounts not past due arising in the ordinary course of business and not yet required to be removed or discharged under the terms of the respective Vessel Mortgages.

In connection with the granting of Liens described above in this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

            9.02 Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any Subsidiary Guarantor to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or substantially all of its assets or any of the Collateral, or enter into any sale-leaseback transactions involving any of the Collateral, except that:

            (i) the Borrower and each of its Subsidiaries may sell, lease or otherwise dispose of any Mortgaged Vessel, provided that (x)(A) such sale is made at fair market value (as determined in accordance with the Appraisals most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 5.14, 6.02(g)(iv) or 8.01(c) or delivered at the time of such sale to the Administrative Agent by the Borrower), (B) 100% of the consideration in respect of such sale shall consist of cash or Cash Equivalents received by the Borrower, or the respective Subsidiary Guarantor which owned such Mortgaged Vessel, on the date of consummation of such sale, (C) at the time of such sale or other disposition, the Borrower shall apply the proceeds of such sale as required by Section 4.02(b) to repay outstanding Loans or (y) so long as no Default or Event of Default has occurred and is continuing (or would arise after giving effect thereto) and so long as all representations and warranties made by the Borrower pursuant to Section 7 of this Agreement are true and correct both before and after any such exchange, such Mortgaged Vessel is exchanged for a Acceptable Replacement Vessel pursuant to a Vessel Exchange; provided further that in the case of both clause (x) and (y) above, that the Borrower shall have delivered to the Administrative Agent an officer's certificate, certified by the senior financial officer of the Borrower, demonstrating pro forma compliance (giving effect to such Collateral Disposition and, in the case of calculations involving the Appraised Value of Mortgaged Vessels, using valuations consistent with the Appraisals most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Sections 5.14, 6.02(g)(iv), 8.01(c) or the definition of Vessel Exchange) with each of the covenants set forth in Sections 9.07 through 9.11, inclusive, for the most recently ended Test Period (or at the time of such sale or exchange, as applicable) and projected compliance with such covenants for the one year period following such Collateral Disposition, in each case setting forth the calculations required to make such determination in reasonable detail;

            (ii) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

            (iii) (A) any Subsidiary Guarantor may transfer assets or lease to or acquire or lease assets from any other Subsidiary Guarantor and (B) any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may transfer assets or lease to or acquire or lease assets from any other Subsidiary of the Borrower (other than a Subsidiary Guarantor) or any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may be merged into any Subsidiary of the Borrower (other than a Subsidiary Guarantor) or any Subsidiary Guarantor may be merged into any other Subsidiary Guarantor, in each case so long as all actions necessary or desirable to preserve, protect and maintain the security interest and Lien of the Collateral Agent in any Collateral held by any Person involved in any such transaction are taken to the satisfaction of the Administrative Agent;

            (iv) following a Collateral Disposition permitted by this Agreement, the Subsidiary Guarantor which owned the Vessel that is the subject of such Collateral Disposition may dissolve, provided, that (x) all proceeds from such Collateral Disposition shall have been applied to repayment of the Loans to the extent required in Section 4.02 of this Agreement, (y) all of the proceeds of such dissolution shall be paid only to the Borrower and (z) no Event of Default is continuing unremedied at the time of such dissolution; and

            (v) the Borrower may consolidate or merge with any other Person if
      (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B) the surviving entity in such consolidation or merger shall be the Borrower and the Borrower shall have delivered to the Administrative Agent, not less than ten (10) Business Days in advance of such consolidation or merger, an officer's certificate signed by a senior financial officer of the Borrower, certifying (i) that no Default or Event of Default has occurred and is continuing (or would arise after giving effect to the intended consolidation or merger) and (ii) pro forma financial statements of the Borrower demonstrating the compliance of the Borrower with all covenants under this Agreement after giving effect to such merger or consolidation.

Notwithstanding the foregoing, the Borrower will not, and will not permit any Subsidiary Guarantor to, enter into any bareboat charter of any Mortgaged Vessel without the prior written consent of the Required Lenders.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to the Borrower or a Subsidiary of the Borrower) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            9.03 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

            (i) (x) any Subsidiary of the Borrower which is not a Subsidiary Guarantor may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, (y) any Subsidiary Guarantor may pay Dividends to the Borrower or any other Subsidiary Guarantor and (z) if the respective Subsidiary is not a Wholly-Owned Subsidiary of the Borrower, such Subsidiary may pay cash dividends to its shareholders generally so long as the Borrower and/or its respective Subsidiaries which own equity interests in the Subsidiary paying such Dividends receive at least their proportionate share thereof (based upon their relative holdings of the equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary); and

            (ii) the Borrower may make, pay or declare cash Dividends; provided that, for all Dividends paid pursuant to this clause (ii), (A) Dividends shall be paid within 90 days of the declaration thereof; (B) Dividends paid in respect of a fiscal quarter shall only be paid after the date of delivery of quarterly or annual financial statements for such fiscal quarter, pursuant to Sections 8.01(a) and (b), as the case may be, and on or prior to 45 days after the last day of the immediately succeeding fiscal quarter, (C) no Default or Event of Default has occurred and is continuing at the time of declaration, (D) no Default or Event of Default has occurred and is continuing (or would arise after giving effect thereto) at the time of payment, (E) the aggregate amount of all Dividends paid in respect of a fiscal quarter shall not exceed the Permitted Dividend Amount for such fiscal quarter and (F) on or prior to the declaration and payment of a Dividend, the Borrower shall deliver to the Administrative Agent an officer's certificate signed by the senior financial officer of the Borrower, certifying that the requirements set forth in preceding clauses (A) through (E) are satisfied and setting forth the calculation of the Permitted Dividend Amount in reasonable detail.

            9.04 Indebtedness. (a) The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness (other than Indebtedness incurred pursuant to this Agreement and the other Credit Documents) except that:

            (i) the Borrower and its Subsidiaries (other than a Subsidiary Guarantor) may incur Indebtedness so long as (x) no Default or Event of Default has occurred and is continuing, (y) such Indebtedness would not cause any Default or Event of Default, either on a pro forma basis for the most recently ended Test Period (or at the time of such incurrence, as applicable), or on a projected basis for the one year period following such incurrence, with each of the covenants set forth in Sections 9.07 through 9.11, inclusive, and (z) the Borrower shall have delivered an officer's certificate from the senior financial officer of the Borrower certifying that the conditions set forth in clause (x) and (y) above are satisfied and setting forth the calculations of the pro forma compliance described in clause (y) above in reasonable detail; and

            (ii) the Borrower and its Subsidiaries may enter into and remain liable under Interest Rate Protection Agreements and Other Hedging Agreements entered into in the ordinary course of business and not for speculative purposes.

            (b) Notwithstanding anything to the contrary set forth above in this
Section 9.04, (i) no Subsidiary Guarantor shall incur any Indebtedness for borrowed money (including Contingent Obligations in respect thereof) except for
(x) Indebtedness incurred pursuant to this Agreement and the other Credit Documents and (y) intercompany Indebtedness permitted pursuant to Section 9.05(iii) and (ii) the Borrower and the Subsidiary Guarantors shall not assume, incur or suffer to exist any Contingent Obligations in respect of any Indebtedness of any of its Subsidiaries which is not a Credit Party.

            9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Equity Interests, or make any capital contribution to any other Person (each of the foregoing an "Investment" and, collectively, "Investments") except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

            (ii) so long as no Event of Default exists or would result therefrom, the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to its employees so long as the aggregate principal amount thereof at any time outstanding which are made on or after the Effective Date (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $250,000;

            (iii) the Subsidiary Guarantors may make intercompany loans and advances to the Borrower and between or among one another, and Subsidiaries of the Borrower other than the Subsidiary Guarantors may make intercompany loans and advances to the Borrower or any other Subsidiary of the Borrower, provided that any loans or advances to the Borrower or any Subsidiary Guarantors pursuant to this Section 9.05(iii) shall be subordinated to the Obligations of the respective Credit Party pursuant to written subordination provisions substantially in the form of Exhibit J;

            (iv) the Borrower and its Subsidiaries may sell or transfer assets to the extent permitted by Section 9.02;

            (v) the Borrower may make Investments in the Subsidiary Guarantors and, so long as no Event of Default exists and is continuing, the Borrower may make Investments in its other Wholly-Owned Subsidiaries so long as management of the Borrower in good faith believe that, after giving effect to such Investment, the Borrower shall be able to meet its payment obligations in respect of this Agreement; and

            (vi) so long as no Event of Default exists or could result therefrom, the Borrower and its Subsidiaries (other than the Subsidiary Guarantors) may make Investments in joint ventures in the ordinary course of business.

            9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Person, other than in the ordinary course of business and on terms and conditions no less favorable to such Person as would be obtained by such Person at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

            (i) Dividends may be paid to the extent provided in Section 9.03;

            (ii) loans and other Investments may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05;

            (iii) the Borrower may pay customary director's fees;

            (iv) the Borrower and its Subsidiaries may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business; and

            (v) the Borrower and its Subsidiaries may pay management fees to Wholly-Owned Subsidiaries of the Borrower in the ordinary course of business.

            9.07 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period, in each case taken as one accounting period, ending on the last day of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending September 30, 2005), to be less than 2.00:1.00.

            9.08 Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio on the last day of any fiscal quarter of the Borrower (x) ended on or after to the Initial Borrowing Date and prior to the fifth anniversary of the Initial Borrowing Date, to be greater than 0.70:1.00 and (y) at any time thereafter, to be greater than 0.60:1.00.

            9.09 Collateral Maintenance. The Borrower will not permit the Aggregate Appraised Value at any time to equal less than 130% of the aggregate principal amount of outstanding Loans and all Letter of Credit Outstandings at such time, provided that, so long as any Default in respect of this Section 9.09 is not caused by any voluntary Collateral Disposition or a Vessel Exchange, such Default shall not constitute an Event of Default so long as within 30 days after such shortfall, the Borrower makes such repayments of Loans or reduces the Letter of Credit Outstandings in an amount sufficient to cure such Default (it being understood that any action taken in respect of this proviso shall only be effective to cure such default pursuant to this Section 9.09 to the extent that no Default or Event of Default exists hereunder immediately after giving effect thereto).

            9.10 Minimum Cash Balance. The Borrower will not permit the aggregate amount of all (x) cash and Cash Equivalents held by the Borrower and its Subsidiaries which is subject to the Lien of the Security Documents and (y) all undrawn credit facilities to the extent the proceeds thereof are available to fund the working capital requirements of the Borrower and the Subsidiary Guarantors with maturities in excess of twelve months on the last day of any fiscal quarter (commencing with and including the fiscal quarter ended June 30, 2005) to be less than $500,000 per Mortgaged Vessel.

            9.11 Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than the Minimum Consolidated Net Worth.

            9.12 Limitation on Modifications of Certificate of Incorporation and By-Laws; etc. (a) The Borrower will not, and will not permit any Subsidiary Guarantor to, amend, modify or change its Certificate of Incorporation, Certificate of Formation (including, without limitation, by the filing or modification of any certificate of designation), By-Laws, limited liability company agreement, partnership agreement (or equivalent organizational documents) or any agreement entered into by it with respect to its capital stock or membership interests (or equivalent equity interests), or enter into any new agreement with respect to its capital stock or membership interests (or equivalent interests), other than any amendments, modifications or changes or any such new agreements which are not in any way materially adverse to the interests of the Lenders.

            (b) Notwithstanding the foregoing provisions of this Section 9.12 or
Section 8.04, upon not less than 30 days prior written notice to the Administrative Agent and so long as no Default or Event of Default exists and is continuing, any Subsidiary Guarantor may (x) change its jurisdiction of organization to another jurisdiction and (y) change its form of organization to another form, in each case to the extent reasonably satisfactory to the Administrative Agent, provided that such Subsidiary Guarantor shall promptly take all actions reasonably deemed necessary by the Collateral Agent to preserve, protect and maintain, without interruption, the security interest and Lien of the Collateral Agent in any Collateral owned by such Subsidiary Guarantor to the satisfaction of the Collateral Agent, and such Subsidiary Guarantor shall have provided to the Administrative Agent and the Lenders such opinions of counsel as may be reasonably requested by the Administrative Agent to assure itself that the conditions of this proviso have been satisfied.

            9.13 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) any holder of a Permitted Lien may restrict the transfer of the asset or assets subject thereto and (vi) restrictions which are not more restrictive than those contained in this Agreement.

            9.14 Limitation on Issuance of Capital Stock. (a) The Borrower will not issue, and will not permit any Subsidiary to issue, any preferred stock (or equivalent equity interests).

            (b) The Borrower will not permit any Subsidiary Guarantor to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock,
(ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary and (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law. All capital stock of any Subsidiary Guarantor issued in accordance with this Section 9.14(b) shall be delivered to the Collateral Agent pursuant to the Pledge Agreement.

            9.15 Business. (a) The Borrower and its Subsidiaries will not engage in any business other than the businesses in which they are engaged in as of the Effective Date and activities directly related thereto, and similar or related businesses.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, (i) be engaged in (A) the retailing, wholesaling, trading or importing of goods or services for or with residents of the Republic of the Marshall Islands; (B) any extractive industry in the Republic of Marshall Islands; (C) any regulated professional service activity in the Republic of the Marshall Islands; (D) the export of any commodity or goods manufactured, processed, mined or made in the Republic of the Marshall Islands; or (E) the ownership of real property in the Republic of the Marshall Islands; and (ii) do business in the Republic of the Marshall Islands except that the Borrower and their Subsidiaries may (A) have its registered office in the Republic of the Marshall Islands and maintain their respective registered agent in the Republic of the Marshall Islands as required by the provisions of the Associations Law of 1990, as amended; and (B) secure and maintain registry in the Republic of the Marshall Islands solely related to the operation or disposition of any vessel outside of the Republic of the Marshall Islands.

            9.16 Bank Accounts. The Borrower will not, and will not permit any Subsidiary Guarantor to, maintain any deposit, savings, investment or other similar accounts other than the Operating Accounts, except that the Borrower may open and maintain any such account provided that it shall have granted to the Administrative Agent a first priority security interest in such account to secure the Obligations pursuant to documentation reasonably satisfactory to the

Administrative Agent and all actions necessary or advisable in the reasonable opinion of the Administrative Agent to perfect such security interest shall have been taken.

            SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            10.01 Payments. The Borrower shall (i) default in the payment when due of any Unpaid Drawings or any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, Unpaid Drawing or any Commitment Commission, Letter of Credit Fee or any other amounts owing hereunder or thereunder; or

            10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(f)(i), 8.03(a)(ii), 8.13, 8.14, 8.17 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any of the Lenders; or

            10.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) the Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, exceeds $5,000,000 at any time; or

            10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 20 days after service of summons, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan is not timely made, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or events have happened, or reasonably expected to happen, that will cause it to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the
Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower, or any of its Subsidiaries, has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

            10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period (if any) specifically applicable thereto pursuant to the terms of such Security Document, or any "event of default" (as defined in any Vessel Mortgage) shall occur in respect of any Vessel Mortgage; or

            10.08 Guaranty. After the execution and delivery thereof, the Guaranty, or any provision thereof, shall cease to be in full force or effect as to the relevant Subsidiary Guarantor (unless such Subsidiary Guarantor is no longer a Subsidiary by virtue of a liquidation, sale, merger or consolidation permitted by Section 9.02) or any Subsidiary Guarantor (or Person acting by or on behalf of such Guarantor) shall deny or disaffirm such Subsidiary Guarantor's obligations under the Guaranty, or Subsidiary Guarantor, shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty beyond any grace period (if any) provided therefor; or

            10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company to the satisfaction of the Administrative Agent) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments, to the extent not covered by insurance, exceeds $5,000,000 at any time; or

            10.10 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i), (ii) and
(iv) below shall occur automatically without the giving of any such notice): (i) declare the Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence and during the continuance of an Event of Default specified in Section 10.05, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the Borrower and then outstanding;

and (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

            SECTION 11. Definitions and Accounting Terms.

            11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acceptable Flag Jurisdiction" shall have the meaning provided in
Section 8.14.

            "Acceptable Replacement Vessel" shall mean, with respect to a Mortgaged Vessel, any Vessel with an equal or greater fair market value than the Appraised Value of such Mortgaged Vessel; provided that such Vessel must (i) be of at least 25,000 dwt, (ii) have been built after such Mortgaged Vessel it replaces, (iii) have a class complying with the requirements of Section 8.14 and
(iv) be registered and flagged in an Acceptable Flag Jurisdiction.

            "Additional Vessel" shall mean any Mortgaged Vessels acquired with proceeds from a Vessel Acquisition Loan and which is a dry bulk carrier (x) between 25,000 and 180,000 dwt and (y) no greater than 10 years in age upon acquisition.

            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

            "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for purposes of Section 9.06, neither the Administrative Agent, nor the Collateral Agent, nor the Lead Arrangers nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Borrower or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

            "Agents" shall mean, collectively, the Administrative Agent, the Collateral Agent and the Lead Arrangers.

            "Aggregate Appraised Value" shall mean at any time, the sum of the Appraised Value of all Mortgaged Vessels owned by the Borrower and its Subsidiaries at such time.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended or restated from time to time.

            "Annual Fleet Maintenance Reserve Amount" shall mean, for any fiscal year, the aggregate amount of funds budgeted by the Borrower for such fiscal year to maintain and drydock the Borrower's fleet during such fiscal year in order to maintain each Vessel in the fleet in accordance with the provisions contained in this Agreement and the other Credit Documents, such amount to be approved by the Borrower's Board of Directors acting reasonably and in good faith.

            "Annual Fleet Renewal Reserve Amount" shall mean, for any fiscal year, the amount determined by the Borrower's Board of Directors acting reasonably to be an amount which should be reserved and/or expended during such fiscal year for renewal capital expenditures and/or vessel acquisitions to insure the indefinite renewal of the Borrower's fleet, such determination to take into account, inter alia the remaining life and prevailing asset value of the fleet.

            "Applicable Margin" shall mean 0.95% per annum until the fifth anniversary of the Initial Borrowing Date, and thereafter it shall mean 1.00% per annum.

            "Appraisal" shall mean, with respect to a Vessel, a written appraisal by an Approved Appraiser of the fair market value of such Vessel on an individual charter free basis.

            "Appraised Value" of any Vessel at any time shall mean the arithmetic average of the fair market values of such Vessel on an individual charter free basis as set forth on the Appraisals of at least two Approved Appraisers most recently delivered to, or obtained by, the Administrative Agent prior to such time pursuant to Sections 5.14, 6.02(g), 8.01(c) or the definition of Vessel Exchange.

            "Approved Appraiser" shall mean H. Clarksons & Company Limited, Fearnleys Ltd., R.S. Platou Shipbrokers a.s. or such other independent appraisal firm as may be acceptable to the Required Lenders.

            "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

            "Assignment of Charters" shall have the meaning provided in Section 5.12.

            "Assignment of Earnings" shall have the meaning provided in Section 5.12.

            "Assignment of Insurances" shall have the meaning provided in
Section 5.12.

            "Authorized Officer" shall mean, with respect to (i) the delivery of Notices of Borrowing, the chairman of the board, or the treasurer of the Borrower, or any other officer of the Borrower designated in writing to the Administrative Agent by the chief executive officer, president or treasurer of the Borrower as being authorized to give notices under this Agreement, (ii) delivery of financial documents and officer's certificates pursuant to this Agreement, the chairman of the board, the president, any vice president, the treasurer, any other financial officer or an authorized manager of any Credit Party and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a Person or Persons so designated by any two officers) of any Credit Party, in each case to the extent reasonably acceptable to the Administrative Agent.

            "Available Cash" shall mean, for any period, Consolidated Net Income plus Consolidated Interest Expense for such period and the amount of all depreciation and amortization deducted in determining Consolidated Net Income for such period.

            "Bankruptcy Code" shall have the meaning provided in Section 10.05.

            "Base Rate" shall mean, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2 of 1% per annum.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the borrowing of Loans from all the Lenders on a given date having the same Interest Period.

            "Borrowing Date" shall mean each date (including the Initial Borrowing Date) on which Loans are incurred by the Borrower or any Letters of Credit are issued for the account of the Borrower.

            "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City, Hong Kong or London a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

            "Change of Control" shall mean (i) the Borrower shall at any time and for any reason fail to own, directly or indirectly, 100% of the capital stock or other equity interests of each Subsidiary Guarantor, (ii) the sale, lease or transfer of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act),
(iii) the liquidation or dissolution of the Borrower, (iv) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more of the Permitted Holders, shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the outstanding voting or economic equity interests of the Borrower, (v) the replacement of a majority of the directors on the board of directors of the Borrower over a two-year period from the directors who constituted the board of directors of the Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Borrower then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved, (vi) a "change of control" or similar event shall occur as provided in any outstanding Indebtedness of Borrower or any of its Subsidiaries (or the documentation governing the same) or (vii) the Borrower's common stock shall cease to be traded on the NASDAQ National Market or any other internationally recognized stock exchange.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor .

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Earnings and Insurance Collateral, all Mortgaged Vessels, all and all cash and Cash Equivalents at any time delivered as collateral thereunder or as required hereunder.

            "Collateral Agent" shall mean the Administrative Agent acting as mortgagee, security trustee or collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Collateral Disposition" shall mean (i) the sale, lease, transfer or other disposition other than pursuant to a charter by the Borrower or any of its Subsidiaries to any Person other than the Borrower or a Subsidiary Guarantor of any Mortgaged Vessel or (ii) any Event of Loss of any Mortgaged Vessel.

            "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto (i) in the event that the Borrower receives net cash proceeds from the IPO equal to or greater than $300,000,000, directly below the column entitled "$550,000,000 Commitment," or
(ii) in the event that the Borrower receives net cash proceeds from the IPO less than $300,000,000, directly below the column entitled "$450,000,000

Commitment," in either case as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.12 or 13.04.

            "Commitment Commission" shall have the meaning provided in Section 3.01(a).

            "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income for such period, before interest expense and provision for taxes based on income and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of (i) all amortization of intangibles and depreciation, (ii) non-cash management incentive compensation and (iii) the amortization of fees and expenses paid in connection with the Transaction, in each case that were deducted in arriving at Consolidated EBIT for such period.

            "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all Capitalized Lease Obligations and all letters of credit outstanding but excluding Indebtedness of a type described in clause (vii) of the definition thereof) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that (i) Indebtedness outstanding pursuant to trade payables and accrued expenses incurred in the ordinary course of business, and (ii) guarantees of operating leases assigned to any of the Borrower or any Wholly-Owned Subsidiary of the Borrower to the extent such lease is not prohibited hereunder and such obligation does not exceed that which would otherwise be attributed to such Person under such operating lease, shall be excluded in determining Consolidated Indebtedness.

            "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

            "Consolidated Interest Expense" shall mean, for any period, (i) the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period, minus (ii) cash interest income of the Borrower and its Subsidiaries for such period and the amortization of any deferred financing costs incurred in connection with the Transaction to the extent otherwise included in the calculations thereof.

            "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its Subsidiaries for such period determined in accordance with GAAP.

            "Consolidated Net Worth" shall mean the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

            "Consolidated Total Capitalization" shall mean, at any time of determination, the sum of Consolidated Indebtedness at such time and Consolidated Net Worth at such time.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Documents" shall mean this Agreement, each Note, each Security Document, the Guaranty and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to
Section 8.11.

            "Credit Event" shall have the meaning provided in Section 6.01.

            "Credit Party" shall mean the Borrower, each Subsidiary Guarantor, and any other Subsidiary of the Borrower which at any time executes and delivers any Credit Document.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock or the right to purchase any of such stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or partnership or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the fore-going purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of, or equity interests in, such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Documents" shall mean the Credit Documents and all documentation with respect to the IPO and Refinancing.

            "Dollars" and the sign "$" shall each mean lawful money of the United States.

            "Drawing" has the meaning provided in Section 2.04(b).

            "Earnings and Insurance Collateral" shall mean all "Earnings Collateral" and "Insurance Collateral", as the case may be, as defined in the respective Assignment of Earnings and the Assignment of Insurances.

            "Effective Date" shall have the meaning provided in Section 13.10.

            "Eligible Transferee" shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act as in effect on the Effective Date or other "accredited investor" (as defined in Regulation D of the Securities Act).

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, and/or Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq. (to the extent it regulates occupational exposure to

Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

            "Equity Interests" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

            "Eurodollar Rate" shall mean with respect to each Interest Period for a Loan, (a) the offered rate (rounded upward to the nearest 1/16 of 1%) for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period as is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions dated August 1985)), provided that if on such date no such rate is so displayed or, in the case of the initial Interest Period in respect of a Loan, if less than three Business Days' prior notice of such Loan shall have been delivered to the Administrative Agent, the Eurodollar Rate for such period shall be the rate quoted to the Administrative Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such applicable Interest Period by prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period, in each case divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 10.

            "Event of Loss" shall mean any of the following events: (x) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel; or (y) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, a Vessel. An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of a Vessel, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Vessel, at the time and on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if such Vessel shall have been returned to any Credit Party following any event referred to in clause (y) above prior to the date upon which a mandatory repayment of the Loans is required to be made under Section 4.02 hereof, no Event of Loss shall be deemed to have occurred by reason of such event.

            "Exchange Act" shall mean the Securities Exchange Act of 1934.

            "Existing Credit Agreement" shall mean the Credit Agreement, dated as of December 3, 2004, among Fleet Acquisition LLC, the Borrower, various Lenders and Nordea Bank Finland plc, New York Branch as Administrative Agent.

            "Existing Indebtedness" shall have the meaning provided in Section 7.20.

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

            "Flag Jurisdiction Transfer" shall mean the transfer of the registration and flag of a Mortgaged Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such transfer:

            (i) On each Flag Jurisdiction Transfer Date, the Credit Party which is consummating a Flag Jurisdiction Transfer on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Vessel Mortgage with respect to the Mortgaged Vessel being transferred (the "Transferred Vessel") and such Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Transferred Vessel, subject only to Permitted Liens. All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

            (ii) On each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received from counsel to the Credit Parties consummating the relevant Flag Jurisdiction Transfer reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which the Transferred Vessel is registered and/or the Credit Party owning such Transferred Vessel is organized, opinions which shall be addressed to the Administrative Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Vessel Mortgage(s) and such other matters incident thereto as the Administrative Agent may reasonably request.

            (iii) On each Flag Jurisdiction Transfer Date:

                  (A) The Administrative Agent shall have received (x)
            certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the Transferred Vessel transferred on such date by the relevant Subsidiary Guarantor and
            (y) the results of maritime registry searches with respect to the Transferred Vessel transferred on such date, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens; and

                  (B) The Administrative Agent shall have received a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Party in respect of the Transferred Vessel transferred on such date, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent and/or the Lenders as mortgagee and (ii) conform with the insurance requirements of the respective Vessel Mortgages.

            (iv) On or prior to each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by an Authorized Officer, member or general partner of the Credit Party consummating such Flag Jurisdiction Transfer, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect, (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Agreement and (C) copies of resolutions approving the Flag Jurisdiction Transfer of such Credit Party and any other matters the Administrative Agent may reasonably request.

            (v) On each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received such other agreements, documents and certificates as it shall have reasonably requested.

            "Flag Jurisdiction Transfer Date" shall mean the date on which a Flag Jurisdiction Transfer occurs.

            "Fleet Maintenance Reserve" shall mean for a fiscal quarter one quarter of the Annual Fleet Maintenance Reserve Amount for the fiscal year in which such fiscal quarter occurs.

            "Fleet Renewal Reserve" shall mean for a fiscal quarter one quarter of the Annual Fleet Reserve Renewal Amount for the fiscal year in which such fiscal quarter occurs.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "GAAP" shall have the meaning provided in Section 13.07(a).

            "Guaranty" shall have the meaning provided in Section 5.07.

            "Hazardous Materials" shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit (including Letters of Credit) issued for the account of such Person and all unpaid drawings (including Unpaid Drawings) in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv),
(v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all

Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement; provided that Indebtedness shall in any event not include trade payables and expenses accrued in the ordinary course of business.

            "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans hereunder occurs.

            "Interest Determination Date" shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

            "Interest Period" shall have the meaning provided in Section 1.08.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "Investments" shall have the meaning provided in Section 9.05.

            "IPO" shall mean the sale of the Borrower's common stock into the public market pursuant to an effective registration statement.

            "Issuing Lender" shall mean the Administrative Agent and any Lender (which, for purposes of this definition, also shall include any banking affiliate of any Lender which has agreed to issue Letters of Credit under this Agreement) which at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.01.

            "Lead Arrangers" shall have the meaning provided in the first paragraph of this Agreement.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to 13.04(b).

            "Lender Default" shall mean (i) the refusal (which has not been retracted) or other failure (which has not been cured) of a Lender to make available its portion of any Borrowing required to be made in accordance with the terms of this Agreement as then in effect or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2.03.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

            "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated Total Capitalization on such date.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall have the meaning provided in Section 1.01.

            "Management Agreements" shall have the meaning provided in Section 5.20(a).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean a material adverse effect on the (i) Transaction, (ii) business, property, assets, liabilities, condition (financial or otherwise), operations or prospects (x) of the Mortgaged Vessels or (y) the Borrower and the Subsidiary Guarantors taken as a whole, (iii) the rights and remedies of the Administrative Agent or the Lenders or (iv) the ability of any Credit Party to perform its obligations under the Credit Documents to which it is a party.

            "Maturity Date" shall mean the tenth anniversary of the Initial Borrowing Date.

            "Minimum Borrowing Amount" shall mean $5,000,000.

            "Minimum Consolidated Net Worth" shall mean 80% of the Borrower's Consolidated Net Worth as of June 30, 2005 determined on a pro forma basis to give effect to the IPO.

            "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

            "Mortgaged Vessels" shall mean, collectively, all sea going vessels and tankers listed on Schedule III, each Additional Vessel and individually, any of such vessels.

            "Multiemployer Plan" shall mean a Plan which is defined in Section 3(37) of ERISA.

            "NAIC" shall mean the National Association of Insurance Commissioners (and its successors from time to time).

            "Negative Permitted Dividend Carry Forward Amount" shall mean (i) for the fiscal quarter ending September 30, 2005, zero and (ii) for each fiscal quarter thereafter the aggregate Permitted Dividend Amounts for each fiscal quarter commencing after September 30, 2005 and ended prior to such fiscal quarter.

            "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, but excluding any treasury stock.

            "Note" shall have the meaning provided in Section 1.05(a).

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice Office" shall mean the office of the Administrative Agent located at 200 Park Avenue, 31st Floor, New York, NY 10166-0396, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, each Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "OPA" shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. ss. 2701 et seq.

            "Operating Account" shall mean all of the Borrower's and Subsidiary Guarantor's deposit accounts maintained with Nordea Bank Finland, plc.

            "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

            "Participant" shall have the meaning provided in Section 2.03(a).

            "PATRIOT Act" shall have the meaning provided in Section 13.21.

            "Payment Date" shall mean the first Business Day of each April, July, October and January, commencing with October 2005 and through, and including, the Maturity Date.

            "Payment Office" shall mean the office of the Administrative Agent located at 200 Park Avenue, 31st Floor, New York, NY 10166-0396, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

            "Permitted Dividend Amount" shall mean, for each fiscal quarter of the Borrower, the sum of (x) Available Cash for such fiscal quarter and (y) the lesser of zero or the Negative Permitted Dividend Carry Forward Amount for such fiscal quarter, minus the sum of the (a) the Fleet Maintenance Reserve for such fiscal quarter, (b) the Fleet Renewal Reserve for such fiscal quarter, (c) net interest expenses for such fiscal quarter and (d) cash taxes for such fiscal quarter.

            "Permitted Encumbrance" shall mean easements, rights-of-way, restrictions, encroachments, exceptions to title and other similar charges or encumbrances on any Mortgaged Vessel or any other property of the Borrower or any of its Subsidiaries arising in the ordinary course of business which do not materially detract from the value of such Mortgaged Vessel or the property subject thereto.

            "Permitted Holders" shall mean (i) Peter Georgiopoulos (including his immediate family members and trusts for his benefit and/or for the benefit of his immediate family members) and any corporation or other entity directly or indirectly controlled by Peter Georgiopoulos and (ii) Oaktree Capital Management, LLC and any corporation or other entity directly or indirectly controlled by Oaktree Capital Management, LLC.

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section 5.08.

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreements.

            "Pledged Securities" shall mean "Securities" as defined in the Pledge Agreements pledged (or required to be pledged) pursuant thereto.

            "Prime Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Refinancing" shall have the meaning provided in Section 5.21.

            "Register" shall have the meaning provided in Section 13.17.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Replaced Lender" shall have the meaning provided in Section 1.12.

            "Replacement Lender" shall have the meaning provided in Section
1.12.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection ..22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "Required Lenders" shall mean Lenders the sum of whose outstanding Commitments (or after the termination thereof, outstanding Loans and Percentage of Letter of Credit Outstanding) at such time represent 50% of the Total Commitments at such time (or, after termination thereof, the then principal amount of all outstanding Loans and all Letter of Credit Outstandings at such time).

            "Returns" shall have the meaning provided in Section 7.09.

            "S&P" shall mean Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

            "Secured Creditors" shall mean the "Secured Creditors" as defined in the Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security Documents" shall mean the Vessel Acquisition Document Assignment, each Pledge Agreement, each Assignment of Earnings, each Assignment of Insurances, each Assignment of Charters, each Vessel Mortgage and, after the execution and delivery thereof, each additional security document executed pursuant to Section 8.11.

            "Service Agreements" shall have the meaning provided in Section
5.20.

            "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Guarantor" shall mean each direct and indirect Subsidiary of the Borrower which is party to the Guaranty, or which executes a counterpart thereof after the Initial Borrowing Date.

            "Tax Benefit" shall have the meaning provided in Section 4.04(c).

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period, provided that in the case of any first quarter ending prior to December 31, 2005, the "Test Period" shall be the period commencing on January 1, 2005 and ending on the last day of such fiscal quarter.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

            "Transaction" shall mean, collectively, (i) the consummation of the IPO, (ii) the entering into of the Credit Documents and the incurrence of Loans hereunder, (iii) the Refinancing and (iv) the payment of all fees and expenses in connection with the foregoing.

            "Transferred Vessel" shall have the meaning provided in the definition of "Flag Jurisdiction Transfer" in this Section 11.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

            "Unutilized Commitment" shall mean, with respect to any Lender, at any time, an amount equal to (i) such Lender's Commitment at such time, less
(ii) the sum of the aggregate principal amount of Loans made by such Lender then outstanding and such Lender's Percentage of Letter of Credit Outstandings at such time.

            "Vessel" shall mean sea going vessels and tankers.

            "Vessel Acquisition" shall mean the acquisition of an Additional Vessel.

            "Vessel Acquisition Borrowing Date" shall have the meaning provided in Section 6.01(a).

            "Vessel Acquisition Loan" shall have the meaning provided in Section 6.02.

            "Vessel Exchange" shall mean the exchange of a Mortgaged Vessel for a Vessel which Vessel shall constitute an Acceptable Replacement Vessel and provided that the following conditions are satisfied with respect to such exchange:

            (i) On each Vessel Exchange Date, if the Subsidiary owning the Acceptable Replacement Vessel is not a Credit Party, (A) such Subsidiary shall (1) grant to the Collateral Agent a first priority Lien (subject only to Permitted Liens) on all property of such Subsidiary by executing and delivering a counterpart of the Pledge Agreement, taking all actions required pursuant to Section 25 of the Pledge Agreement to become a Pledgor thereunder, and taking any other action reasonably requested by the Administrative Agent and (2) execute and deliver a counterpart of the Guaranty and (B) the Borrower shall pledge and deliver, or cause to be pledged and delivered, all of the capital stock of such Subsidiary owned by any Credit Party to the Collateral Agent.

            (ii) On each Vessel Exchange Date, the Administrative Agent shall have received from counsel to the Credit Parties acceptable to the Administrative Agent consummating the relevant Vessel Exchange opinions reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which the Acceptable Replacement Vessel is registered and/or the Credit Party owning such Acceptable Replacement Vessel is organized, which opinions shall be addressed to the Administrative Agent and each of the Lenders and dated such Vessel Exchange Date, which shall
      (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Vessel

      Mortgage(s) and such other matters incident thereto as the Administrative Agent may reasonably request.

            (iii) On each Vessel Exchange Date, the Credit Party which is consummating a Vessel Exchange on such date shall have duly authorized, executed and delivered an Assignment of Earnings, an Assignment of Insurances, and (if applicable) an Assignment of Charters, together covering all of such Credit Party's present and future Earnings and Insurance Collateral, in each case together with:

                  (A) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Assignment of Earnings, the Assignment of Insurances and the Assignment of Charters;

                  (B) certified copies of Requests for Information or Copies
            (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens unless in respect of which the Collateral Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing if required by applicable laws); and

                  (C) evidence that all other actions necessary or, in the
            reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Assignment of Earnings, the Assignment of Insurances and (if applicable) the Assignment of Charters have been taken.

            (iv) On each Vessel Exchange Date, the Credit Party which is consummating a Vessel Exchange on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Vessel Mortgage with respect to each of such Acceptable Replacement Vessel and such Vessel Mortgages shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Acceptable Replacement Vessels, subject only to Permitted Liens. Except as specifically provided above, all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Administrative Agent to perfect and preserve such security interests shall have been duly effected and the Administrative Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Administrative Agent.

            (v) On each Vessel Exchange Date, the Administrative Agent shall have received each of the following with respect to the relevant Acceptable Replacement Vessel:

                  (A) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Acceptable Replacement Vessel by the relevant Subsidiary Guarantor,

                  (B) the results of maritime registry searches with respect to such Acceptable Replacement Vessel, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens,

                  (C) class certificates from a classification society listed on
            Schedule VIII hereto or another internationally recognized classification society acceptable to the Administrative Agent, indicating that such Acceptable Replacement Vessel meets the criteria specified in Section 7.24,

                  (D) Appraisals of recent date and from at least two Approved
            Appraisers in scope, form and substance reasonably satisfactory to the Administrative Agent, and

                  (E) a report, in form and scope reasonably satisfactory to the
            Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Party in respect of such Acceptable Replacement Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent and/or the Lenders as mortgagee and (ii) conform with the insurance requirements of the respective Vessel Mortgages.

            (vi) On or prior to each Vessel Exchange Date:

                  (A) the Administrative Agent shall have received a
            certificate, dated the Vessel Exchange Date, signed by the senior financial officer of the Borrower which certificate shall set forth the calculations required to establish whether the Borrower is in compliance with the provisions of Section 9.09 after giving effect to such Vessel Exchange,

                  (B) the Administrative Agent shall have received a
            certificate, dated the Vessel Exchange Date, signed by an Authorized Officer, member or general partner of the Credit Party commencing such Vessel Exchange, certifying that (1) all necessary governmental (domestic and foreign) and third party approvals and/or consents (including any necessary anti-trust approvals or consents) in connection with the Vessel Exchange being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the reasonable judgment of the Administrative Agent, restrains, prevents or imposes materially adverse conditions upon the consummation of such Vessel Exchange or the transactions contemplated by this Agreement and (2) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Vessel Exchange or the other transactions contemplated by this Agreement, and

                  (C) the Administrative Agent shall have received such other documents, certificates and opinions as it shall have reasonably requested.

            "Vessel Exchange Date" shall mean each date on which a Vessel Exchange is consummated.

            "Vessel Mortgage" shall mean a first preferred mortgage in substantially the form of Exhibit L-1 or L-2, or such other form as may be reasonably satisfactory to the Administrative Agent, as such first preferred mortgage may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            SECTION 12. Agency and Security Trustee Provisions.

            12.01 Appointment. (a) The Lenders hereby designate DnB NOR Bank ASA, New York Branch, as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include DnB NOR ASA, New York Branch (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to the Security Documents and in its capacity as security trustee pursuant to the Vessel Mortgages) to act as specified herein and in the other Credit Documents. The Lenders hereby designate DnB NOR Bank ASA, New York Branch, Citigroup Global Markets Limited and Nordea Bank Finland plc, New York Branch, as Lead Arrangers to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may assign from time to time any or all of its rights, duties and obligations hereunder and under the Security Documents to any of its banking affiliates.

            (b) The Lenders hereby irrevocably appoint DnB NOR ASA, New York Branch as security trustee solely or the purpose of holding legal title to the Vessel Mortgages on each of the flag vessels of an Acceptable Flag Jurisdiction on behalf of the applicable Lenders, from time to time, with regard to the (i) security, powers, rights, titles, benefits and interests

(both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to the Vessel Mortgages (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken by any Lender in the Vessel Mortgages), (ii) all money, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with the Vessel Mortgages, whether from the Borrower or any Subsidiary Guarantor or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof). DnB Nor Bank ASA, New York Branch, hereby accepts such appointment as security trustee.

            12.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by such Person's gross negligence or willful misconduct (any such liability limited to the applicable Agent to whom such Person relates). The duties of each of the Agents shall be mechanical and administrative in nature; none of the Agents shall have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            12.03 Lack of Reliance on the Agents. Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Agents shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            12.04 Certain Rights of the Agents. If any of the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Agents as a result of any of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

            12.05 Reliance. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the applicable Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

            12.06 Indemnification. To the extent any of the Agents is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the applicable Agents, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable in respect to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

            12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, each of the Agents shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Secured Creditors", "Required Lenders", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in their respective individual capacity. Each of the Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            SECTION 13. Miscellaneous.

            13.01 Payment of Expenses, etc. The Borrower agrees that it shall:
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP, Johnson Stokes & Master, other counsel to the Administrative Agent and the Lead Arrangers and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their respective syndication efforts with respect to this Agreement and of the Agents and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for each of the Agents and for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Agents, the Collateral Agent and each Lender, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any of the Agents, the Collateral Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials on any Vessel or in the air, surface water or groundwater or on the surface or subsurface of any property at any time owned or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling, disposal or Environmental Release of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Vessel or property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Vessel or property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Vessel or property at any time owned or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless each of the Agents or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding the foregoing, neither any Agent nor any Lender, nor any of their respective Affiliates, Subsidiaries, officers, directors and employees shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents.

            13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Subsidiary or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any Subsidiary but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of the Borrower or such Subsidiary, as applicable, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic or telecopier communication) and mailed, telexed, telecopied or delivered: if to the Borrower, at the Borrower's address specified under its signature below; if to any Lender, at its address specified opposite its name on Schedule II below; and if to the Administrative Agent, at its Notice Office; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

            13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that (i) no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders, (ii) although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and
(iii) no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Commitment Commission thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

            (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and/or its outstanding Loans to its (i) parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (iii) to one or more Lenders or (y) assign with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required if any Event of Default is then in existence) all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and outstanding principal amount of Loans hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time
Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (iii) the consent of the Administrative Agent and each Issuing Bank shall be required in connection with any assignment pursuant to preceding clause (y) (which consent shall not be unreasonably withheld or delayed), and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,000. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 2.05, 4.04, 13.01 and 13.06) shall survive as to such assigning Lender). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.12 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.09, 1.10, 2.05 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to a trustee for the benefit of investors and in support of its obligation to such investors.

            13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

            13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders). In addition, all computations determining compliance with Sections
9.07 through 9.11, inclusive, shall utilize accounting principles and policies in conformity with those in effect on the Effective Date (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"). Unless otherwise noted, all references in this Agreement to "generally accepted accounting principles" shall mean generally accepted accounting principles as in effect in the United States.

            (b) All computations of interest and Commitment Commission hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Commission are payable.

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE VESSEL MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION. IF AT ANY TIME DURING WHICH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT REMAINS IN EFFECT, THE BORROWER DOES NOT MAINTAIN A REGULARLY FUNCTIONING OFFICE IN NEW YORK CITY, IT WILL DULY APPOINT, AND AT ALL TIMES MAINTAIN, AN AGENT IN NEW YORK CITY FOR THE SERVICE OF PROCESS OR SUMMONS, AND WILL PROVIDE TO THE ADMINISTRATIVE AGENT AND THE LENDERS WRITTEN NOTICE OF THE IDENTITY AND ADDRESS OF SUCH AGENT FOR SERVICE OF PROCESS OR SUMMONS; PROVIDED THAT ANY FAILURE ON THE PART OF THE BORROWER TO COMPLY WITH THE FOREGOING PROVISIONS OF THIS SENTENCE SHALL NOT IN ANY WAY PREJUDICE OR LIMIT THE SERVICE OF PROCESS OR SUMMONS IN ANY OTHER MANNER DESCRIBED ABOVE IN THIS SECTION 13.08 OR OTHERWISE PERMITTED BY LAW.

            (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Lenders who are initially parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

            13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause (i) and, in the case of the following clause (vi), to the extent that any such Lender would be required to make a Loan in excess of its pro rata portion provided for in this Agreement or would receive a payment or prepayment of Loans or a commitment reduction that (in any case) is less than its pro rata portion provided for in this Agreement, in each case, as a result of any such amendment, modification or waiver referred to in the following clause (vi)), (i) extend the final scheduled maturity of any Loan or Note, extend the timing for or reduce the principal amount of any Commitment reduction pursuant to Section 3.03(b) or (c) or reduce the rate or extend the time of payment of interest on any Loan or Note or Letter of Credit Fee or Commitment Commission (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release any Vessel Mortgage (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 13.12(a), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date), (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) amend, modify or waive Section 1.06 or amend, modify or waive any other provision in this Agreement to the extent providing for payments or prepayments of Loans or reductions in Commitments, in each case, to be applied pro rata among the Lenders entitled to such payments or prepayments of Loans or reductions in Commitments (it being understood that the provision of additional extensions of credit pursuant to this Agreement, or the waiver of reduction or any mandatory prepayment of Loans by the Required Lenders shall not constitute an amendment, modification or waiver for purposes of this clause (vi)), or (vii) release any Subsidiary Guarantor from a Guaranty to the extent same owns a Mortgaged Vessel; provided, further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (v) without the consent of each Agent, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (w) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Sections 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitment, and repay such non-consenting Lender's outstanding Loans, in accordance with Sections 3.02(b) and/or 4.01(iv), provided that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided, further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

            13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.09, 1.10, 2.05, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

            13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.09, 1.10, 2.05, or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            13.15 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 1.09, 1.10, 2.05 or 4.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within one year after the later of (x) in the case of Taxes, the date the Lender receives notice from the relevant taxing authority of the respective increased cost, Tax, loss, expense or liability, and in all other cases the date the Lender incurs the respective increased cost, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.09, 1.10, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.09, 1.10, 2.05 or 4.04, as the case may be. This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.09, 1.10, 2.05 and 4.04.

            13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee expressly agrees to be bound by the confidentiality provisions contained in this
Section 13.16.

            (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower or its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

            13.17 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment and prepayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17, except to the extent caused by the Administrative Agent's own gross negligence or willful misconduct.

            13.18 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

            13.19 Language. All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Credit Party to the Administrative Agent, the Collateral Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof.

            13.20 Waiver of Immunity. The Borrower, in respect of itself, each other Credit Party, its and their process agents, and its and their properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower, any other Credit Party or any of its or their properties has or may hereafter acquire any right of immunity from any legal proceedings, whether in the United States, the Republic of the Marshall Islands, Hong Kong or elsewhere, to enforce or collect upon the Obligations of the Borrower or any other Credit Party related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of the other Credit Parties, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, the Republic of the Marshall Islands, Hong Kong or elsewhere.

            13.21 USA PATRIOT Act Notice. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the "PATRIOT Act"), it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act, and each Credit Party agrees to provide such information from time to time to any Lender.

                                     *  *  *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                              GENCO SHIPPING & TRADING LIMITED,
                                as Borrower


                              By: /s/ John C. Wobensmith
                                 -------------------------------------------
                              Title:   Chief Financial Officer
                              Address:  35 West 56th Street, New York, NY 10019
                              Telephone: (646) 443-8555
                              Facsimile: (646) 552-4025

                              With a copy to:

                                 Seward & Kissel LLP
                                 One Battery Park Plaza
                                 New York, NY 10004
                                 Attention: Lawrence Rutkowski, Esq.
                                 Telephone: (212) 574-1206
                                 Facsimile: (212) 480-8421


                              DNB NOR BANK ASA, NEW YORK BRANCH, as
                                 Administrative Agent, Collateral Agent, Lead
                                 Arranger and a Lender


                              By: /s/ Nikolai A. Nachamkin
                                 ---------------------------------------
                              Title: Senior Vice President


                              By: /s/ Sanjiv Nayar
                                 ---------------------------------------
                              Title: Senior Vice President

                              NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as
                              Lead Arranger


                              By: /s/ Hans Chr. Kjelsrud
                                 ---------------------------------------
                              Title: Senior Vice President

                              By: /s/ Alison B. Barber
                                 ---------------------------------------
                              Title: Vice President

                              CITIGROUP GLOBAL MARKETS LIMITED, as Lead Arranger


                              By: /s/ Pareejat Singhal
                                 ---------------------------------------
                              Title: Director

                              NORDEA BANK NORGE ASA, GRAND CAYMAN BRANCH

                              By: /s/ Hans Chr. Kjelsrud
                                 ---------------------------------------
                              Title: Senior Vice President

                              By: /s/ Alison B. Barber
                                 ---------------------------------------
                              Title: Vice President

                              CITIBANK, N.A.

                              By: /s/ Charles R. Delamater
                                 ---------------------------------------
                              Title: Managing Director
                              Senior Credit Officer